                                                        TERM SHEET SUPPLEMENT
                                           FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006

                                                   RESIDENTIAL ACCREDIT LOANS, INC.
                                                               DEPOSITOR

                                                    RESIDENTIAL FUNDING CORPORATION
                                                      SPONSOR AND MASTER SERVICER

                                                              QA PROGRAM
                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                         (ISSUABLE IN SERIES)
THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by
Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.
The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
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THE  DEPOSITOR  HAS  FILED A  REGISTRATION  STATEMENT  (INCLUDING  A BASE  PROSPECTUS)  WITH THE SEC FOR THE  OFFERING  TO  WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE
DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT
NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY  DEALER
PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE  NUMBER
SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                              MAY 2, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE RELATED
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY  AND IS
SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY  REPRESENTATION  TO THE
CONTRARY IS UNLAWFUL.

                                                        EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of  certificates  to the public in that Relevant  Member
State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET
                     SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you about  the  offered  certificates  of any  series in three or more  separate  documents  that  provide progressively more detail:

-        the related base  prospectus,  dated March 3, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term  sheet  supplement,  which  provides  general  information  about  series of  certificates  issued  pursuant  to the depositor's QA program, some of which may not apply to the offered certificates of any series; and

-        one or more term sheets,  which  describe  terms  applicable  to the classes of the series of offered  certificates  described therein and provides a description  of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its
telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH CERTIFICATES.
THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS
BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY
YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE
ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

                TABLE OF CONTENTS

      Risks Relating to Primary Mortgage Insurers..15

      Special Yield and Prepayment Considerations..17

      Standard Hazard Insurance and Primary Mortgage

      Principal Distributions on the Senior
        Certificates ..............................37
      Principal Distributions on the Class M

         Class M-2 and Class M-3 Certificate Yield
        Considerations ............................50
         Additional Yield Considerations Applicable

         Servicing and Other Compensation and

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES..57
         Special Tax Considerations Applicable to
        Residual Certificates .....................58
         Tax Return Disclosure and Investor List

..........                                                         RISK FACTORS

..........The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

..........The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

..........You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

RISK OF LOSS
Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                   Examples include the following:
                                   o........mortgage  loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                   o        mortgage loans with  loan-to-value  ratios  greater than 80% (i.e.,  the amount  of the  loan  at  origination  is 80% or more  of the  value  of the mortgaged  property)  may increase the risk that the value of the  mortgaged
                                        property   will  not  be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;
                                   o        mortgage loans with  loan-to-value  ratios of greater than 80% which may be as high as 100% at origination,  with no mortgage insurance, may increase the  likelihood  that  the  value of the  mortgaged  property  would  not be sufficient  to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;
                                   o        mortgage  loans made to borrowers  who have high  debt-to-income  ratios
                                        (i.e.,  the  amount  of debt  service  on the  other  debt  of the  borrower represents  a  large  portion  of  his  or  her  income)  may  result  in  a deterioration  of the  borrower's  financial  condition  that  could make it difficult for the borrower to continue to make mortgage payments; and
                                   o        mortgage  loans made to  borrowers  whose  income is not  required to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.
                                   Some of the mortgage loans with  loan-to-value  ratios over 80% may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                   In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24 months  old if there is a  supporting  broker's  price  opinion,  automated valuation,  drive-by  appraisal  or  other  certification  of  value.  If such an appraisal  does not reflect  current  market  values and such market  values have declined,  the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.
                                   See "The  Trusts--Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.
The return on your certificates    The  Servicemembers  Civil  Relief Act, as amended,  or the Relief Act,  provides
could be reduced by shortfalls     relief to  borrowers  who enter  active  military  service  and to  borrowers  in
due to the Servicemembers Civil    reserve  status who are  called to active  duty  after the  origination  of their
Relief Act.                        mortgage  loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including persons  in  reserve  status  who have  been  called  or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the
                                   Relief Act may not be  charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty.  Any resulting  interest shortfalls  are not required to be paid by the  borrower at any future time.  The master servicer for the applicable  series of  certificates  will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will not be  covered  by any  form  of  credit  enhancement  on the  certificates  of that series.  Interest  shortfalls  on  the  mortgage  loans  included  in  the  trust established  for any series due to the  application  of the Relief Act or similar legislation  or  regulations  will be applied to reduce the  accrued  interest on each interest-bearing class of certificates of that series on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased losses on the mortgage loans included in the trust  established for any series will be borne  primarily by the class of  certificates of that series with a  certificate  principal  balance  greater  than  zero with the  lowest  payment priority.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates--Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage Loans and  Contracts--Servicemembers  Civil Relief Act" in the
                                   related base prospectus.
The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.
The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region's  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.
                                   Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,  Texas and
                                   Florida  in recent  months,  may have  adversely  affected  mortgaged  properties located in those states.  Generally,  the mortgage pool does not include mortgage
                                   loans  secured  by  mortgaged   properties   located  in  the  federal  emergency
                                   management  agency ("FEMA")  designated  individual  assistance  zones.  However,
                                   FEMA-designated  individual  assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged  properties  located in those areas.
                                   Further, mortgage  loans  in the  mortgage  pool  may  be  secured  by  mortgaged properties  in FEMA-designated  public assistance  areas,  which also may include
                                   mortgaged properties in areas that were affected by the hurricanes.   Residential
                                   Funding will make a  representation  and warranty  that each  mortgaged  property underlying a mortgage  loan included in the trust  established  for any series is free of damage and in good  repair as of the  closing  date for that  series.  In the event that a mortgaged  property  underlying a mortgage  loan included in the trust  established  for any  series is damaged  as of the  closing  date for that series  and that  damage  materially and  adversely  affects  the value of or the interests  of the  holders  of the  certificates  of that  series in the  related mortgage  loan,  Residential  Funding will be required to repurchase  the related
                                   mortgage  loan from the trust.   Any such  repurchases  may shorten the  weighted
                                   average  lives of the  certificates  of that  series.   We will not know how many
                                   mortgaged  properties  underlying  the  mortgage  loans  included  in  the  trust established  for any series will have been or may be affected  by the  hurricanes and  therefore  whether  the  payment  experience  on any  mortgage  loan  in the mortgage pool for that series will be affected.
Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other   than   the   Class   SB   and   Class   R    Certificates,    is   called
                                   "overcollateralization."  Except as provided  in a final term sheet,  the initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date) is expected  to be  approximately  equal to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  "excess  interest"  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.
                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage  loans for that  distribution  date.  Such amount will be  influenced by changes in the weighted  average of the mortgage rates resulting from prepayments and  liquidations  of the  mortgage  loans  as well as  from  adjustments  of the
                                   mortgage  rates.  The  pass-through  rate  of  each  class  of   interest-bearing
                                   certificates  is  subject  to a net  rate  cap  which  generally  is based on the weighted  average  adjusted net mortgage rates of the mortgage  loans,  as may be adjusted as described in a final term sheet. If the  pass-through  rate on one or more  classes is limited by the  applicable  net rate cap, it may be necessary to apply all or a portion of the interest  funds  available to  distribute  interest at the  pass-through  rates  for  such  classes  of  certificates.  As a  result, interest may be unavailable for any other purpose.
                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.
The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.
A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.
Some of the mortgage loans have    Some of the mortgage loans included in the trust  established  for any series may
an initial interest only period,   have interest only periods of varying duration.  During this period,  the payment
which may increase the risk of     made by the related  borrower  will be less than it would be if the mortgage loan
loss and delinquency on these      amortized.  In  addition,  the  mortgage  loan balance will not be reduced by the
mortgage loans.                    principal  portion  of  scheduled  monthly  payments  during  this  period.  As a result,  no principal  payments will be made to the  certificates  of the related series from  mortgage  loans of this nature  during  their  interest  only period except in the case of a prepayment.

                                   After the initial  interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased  delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and  the borrower  is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal included in each scheduled  monthly  payment for a  traditional  mortgage  loan can be  relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

                                   Mortgage  loans with an initial  interest only period are  relatively  new in the
                                   mortgage   marketplace.   The   performance   of  these  mortgage  loans  may  be
                                   significantly  different than mortgage loans that fully amortize.  In particular, there  may be a  higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans  with a new  mortgage  loan,  in  particular  one with an initial interest only period,  which may result in higher or lower prepayment speeds than would  otherwise  be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
         HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE
The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.
         RISKS RELATING TO PRIMARY MORTGAGE INSURERS
You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the  amount of such  losses  would be  allocated  to  holders of certificates as realized losses.
         RISKS RELATING TO COOPERATIVE LOANS
Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.
                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds  from any sale of  collateral.  See "Certain  Legal  Aspects of Mortgage
                                   Loans and  Contracts--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.
LIMITED OBLIGATIONS
Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
and the other assets of the        trust  established  for  that  series.  The  certificates  do  not  represent  an
trust are the sole source of       ownership interest in or obligation of the depositor,  the master servicer or any
payments on your certificates.     of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
LIQUIDITY RISKS
You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.
BANKRUPTCY RISKS
Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt  could result in a delay in or reduction of collections on the mortgage  loans included in the trust  established  for any series available to make payments on the certificates of that series.
The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.
         SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS
The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on various     depend on a variety of factors, including:
factors.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for any  series, including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the related  loan  group  among the  various  classes  of  offered  certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                   The rate of  prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.
The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans convert from fixed rates to adjustable  rates,  there may be an increase in  prepayments.
                                   The factors  described  in the previous  two  sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as high as the  pass-through  rate on your  class of certificates.
                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.
                                   See  "Description  of the  Mortgage  Pool--The  Program"  and  "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base  prospectus.
The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS(R)
                                   System.  However,  if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.
                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates--Assignment of
                                   Mortgage Loans" in the related base  prospectus.
The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Senior Certificates                Each Class of Senior Certificates will receive  distributions  primarily from the related  loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and defaults on the mortgage loans in the related loan group.

                                   See  "Description  of the  Certificates--Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.
The yields on the adjustable       The interest rate on any class of adjustable rate  certificates  will be based on
rate certificates may be           an  interest  rate  index plus a margin,  subject to a cap equal to the  weighted
affected by changes in interest    average of the net  mortgage  rates on the related  mortgage  loans,  or weighted
rates                              average net mortgage rate cap, as adjusted to take into account  payments owed by the trust to the swap  counterparty  under a swap  agreement,  if any.  Thus, the yield  to  investors  on any  class  of  adjustable  rate  certificates  will  be extremely  sensitive to fluctuations of the applicable interest rate index and be adversely  affected by the application of the weighted  average net mortgage rate cap,  as  adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

                                   The  difference  between the weighted net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement,  if any,  and the  applicable  interest  rate index  plus the  related margin will create a shortfall  that will carry  forward with  interest  thereon.
                                   However,  these  shortfalls  will only be payable  from  excess  cash flow or, if applicable,  a yield  maintenance  agreement,  swap agreement or other derivative instrument,  and may  remain  unpaid on the  optional  termination  date,  if the optional  termination  is  exercised,  or,  if the  optional  termination  is not exercised, on the final distribution date for the certificates.

                                   In addition,  because the initial  mortgage  rates on the related  mortgage loans may be lower than the related minimum  mortgage rates,  the weighted  average net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap counterparty  under a swap agreement,  if any, will initially be less than it will be once  the  related  mortgage  loans  have all  adjusted  to their fully-indexed  rate.  Therefore,  prior to the month in which all of the  related mortgage  loans have  adjusted to their fully  indexed  rate,  there is a greater risk that the pass-through  rate on the related  adjustable rate certificates may be limited by the  weighted  average net  mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement, if any.
Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.
Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.
Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.
                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.
                                   See  "Summary--Credit  Enhancement--Allocation  of Losses" and  "Description of the
                                   Certificates--Allocation of Losses; Subordination" in this term sheet supplement.
Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.
Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance agreement        certain  adjustable rate  certificates may benefit from a series of interest rate cap payments  pursuant to a yield maintenance  agreement.  The purpose of a yield maintenance  agreement is to partially  mitigate the risk to the investors in the related  certificates  that the pass-through  rate on their  certificates will be lower than the index plus the related margin.

                                   However,  the  amount  payable  to  those  investors  under a  yield  maintenance agreement  will  be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal  balance of related  certificates and an amount determined  based  on an  assumed  rate of  prepayments  on the  mortgage  loans.
                                   Accordingly,  if  prepayments  occur at a slower  rate than  assumed,  the amount payable  on the  yield  maintenance  agreement  will be less  than the  amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final  term  sheet for such  class.
                                   In  addition,  if the index  exceeds a certain rate per annum as set forth in the final  term sheet for such  class of  certificates,  no  additional  amounts  are payable  under the yield  maintenance  agreement.  Any amount by which the amount paid by the yield  maintenance  agreement  provider  is less than the  difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield  maintenance  agreement  provider  will  default  on all or a portion of its payment obligations under the yield maintenance agreement.
Certificates related to any swap   As set  forth  in any  final  term  sheet  for a class of  certificates,  amounts
agreement.                         payable by a swap counterparty  under a swap agreement,  if any, may be available to pay  some  interest  shortfalls,  basis  risk  shortfalls  and to  cover  some losses.  However,  no net amounts will be payable by the swap counterparty unless the amount  owed by the swap  counterparty  on a  distribution  date  exceeds the amount owed to the swap  counterparty  on that  distribution  date.  No assurance can be made that any amounts will be received under any swap  agreement,  or that any  such  amounts  that  are  received  will be  sufficient  to  cover  interest shortfalls,  basis risk  shortfalls  or losses.  Any net swap payment  payable to the swap  counterparty  under the terms of the swap agreement will reduce amounts
                                   available   for   distribution   to   certificateholders,   and  may  reduce  the
                                   pass-through rates of the related certificates.  In addition, in certain cases, a swap termination  payment payable to the swap  counterparty in the event of early termination of the swap agreement may reduce amounts  available for  distribution to the related certificates.

                                   Furthermore,  investors under the swap agreement are subject to the risk that the swap  counterparty  will  default on all or a portion of its payment  obligations under the swap agreement.
Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  "Description  of the  Certificates--Allocation  of Losses" in this term sheet supplement.

                                                            ISSUING ENTITY

         The  depositor  will  establish  a trust with  respect to each  series on the  closing  date for that  series,  under a series supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement,  dated as of March
1, 2006,  among the depositor,  the master  servicer and the trustee,  together with the series  supplement,  referred to herein as the pooling and  servicing  agreement.  The  pooling  and  servicing  agreement  is  governed by the laws of the State of New York.  On the closing  date for each  series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the  aggregate  will constitute a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 30 years.  The mortgage  pool may be divided  into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and servicing  agreement for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its obligations under the pooling and servicing  agreement for that series,  activities  necessary,  suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

         The  pooling  and  servicing  agreement  will  provide  that the  depositor  assigns  to the  trustee  for the  benefit of the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  "Description  of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                          SPONSOR AND MASTER SERVICER

         Residential  Funding  Corporation,  a Delaware  corporation,  buys  residential  mortgage  loans under  several loan  purchase programs from mortgage  loan  originators  or sellers  nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility requirements  and  services  mortgage  loans for its own account and for  others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and
"--Qualifications  of Sellers" in the related base  prospectus  for a general  description  of  applicable  seller/servicer  eligibility requirements.  Residential  Funding  Corporation's  principal  executive  offices are located at 8400 Normandale Lake Boulevard,  Suite
250,  Minneapolis,  Minnesota 55437. Its telephone number is (952) 857-7000.  Residential Funding Corporation  conducts operations from its  headquarters  in  Minneapolis  and from offices  located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Corporation finances its operations primarily through its securitization program.

         Residential  Funding  Corporation  was founded in 1982 and began  operations in 1986,  acquiring,  servicing and  securitizing residential  jumbo mortgage  loans secured by first liens on one- to  four-family  residential  properties.  General Motors  Acceptance
Corporation  purchased  Residential  Funding Corporation in 1990. In 1995,  Residential  Funding  Corporation  expanded its business to include "Alt-A" first lien mortgage loans,  such as the mortgage loans described in the related base  prospectus.  Residential  Funding
Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

         The  following  tables set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of  mortgage  loans sponsored by Residential Funding Corporation for the past five years.  Residential  Funding Corporation  sponsored  approximately $23.9 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Corporation  sponsored  approximately
$52.1 billion and $2.4 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                   SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005

Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614

                                    $7,566,949,253   $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334
Non-Prime Mortgages(2)

Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948

Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total Volume                                 53.34%          32.14%           48.15%         (22.46)%          43.22%

---------------------------------------------------------------------------------------------------------------------------------------

JUNIOR LIEN MORTGAGE LOANS

   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005

Prime Mortgages(1)                   2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573

Non-Prime Mortgages(2)                           -                -               -                -                -

Total                              2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         (12.07)%          17.90%          11.55%          (34.99)%          15.56%

Non-Prime Mortgages(2)                            -           -               -                     -               -

Total Volume                               (12.07)%          17.90%          11.55%          (34.99)%          15.56%

=======================================================================================================================================

FIRST LIEN MORTGAGE LOANS
    VOLUME BY NUMBER OF LOANS            2001             2002            2003             2004             2005

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796

Total                                    129,201          204,866         286,612          226,469          265,427

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                           56.78%          17.87%          26.57%          (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%          46.54%          (14.84)%           1.82%

Total                                        15.14%          58.56%          39.90%          (20.98)%          17.20%

---------------------------------------------------------------------------------------------------------------------------------------
JUNIOR LIEN MORTGAGE LOANS
            VOLUME BY                    2001             2002            2003             2004             2005
         NUMBER OF LOANS

Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071

Non-Prime Mortgages(2)                         -                -               -                -                -

Total                                     62,952           73,188          84,962           51,614           53,071

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         (16.49)%          16.26%         16.09%           (39.25)%           2.82%

Non-Prime Mortgages(2)                            -           -              -                      -               -

Total                                      (16.49)%          16.26%          16.09%          (39.25)%           2.82%

_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

=======================================================================================================================================

          The following  tables set forth the annual  average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Corporation for the past five years, and the annual average number of such loans for the same period.  Residential Funding  Corporation was the master servicer of a residential  mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average  outstanding  principal  amount during the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Corporation was the master servicer of a residential  mortgage loan portfolio of  approximately  $101.9 billion and $5.5 billion in average  outstanding  principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                 MASTER SERVICER SERVICING EXPERIENCE
FIRST LIEN MORTGAGE LOANS
  VOLUME BY AVERAGE OUTSTANDING          2001             2002            2003             2004             2005
        PRINCIPAL BALANCE

                                    $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854  $47,935,800,813
Prime Mortgages(1)

                                    $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736  $53,938,083,312
Non-Prime Mortgages(2)

Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125

Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         (3.91)%          (15.75)%       (22.03)%          (3.84)%          47.71%

Non-Prime Mortgages(2)                     27.94%            51.62%         57.90%           28.41%            6.79%

Total Based on Average
     Outstanding Principal Balance          2.26%             0.57%          7.17%           13.52%           22.79%

---------------------------------------------------------------------------------------------------------------------------------------

JUNIOR LIEN MORTGAGE LOANS
  VOLUME BY AVERAGE OUTSTANDING          2001             2002            2003             2004             2005
        PRINCIPAL BALANCE

Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777

Non-Prime Mortgages(2)                          0                0               0                0                 0

Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         13.85%            16.79%          6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                      -                 -              -                -                -

Total Based on Average
     Outstanding Principal Balance         13.85%            16.79%          6.40%           17.65%            6.63%

=======================================================================================================================================
FIRST LIEN MORTGAGE LOANS
        VOLUME BY AVERAGE                2001             2002            2003             2004             2005
         NUMBER OF LOANS

Prime Mortgages(1)                       237,946          202,938         168,654          156,745          201,903

Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639          411,550

Total                                    406,004          445,563         510,517          571,384          613,453

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         (6.59)%          (14.71)%       (16.89)%          (7.06)%          28.81%

Non-Prime Mortgages(2)                     28.76%            44.37%         40.90%           21.29%           (0.74)%

Total Based on Average
     Number of Loans                        5.39%             9.74%         14.58%           11.92%            7.36%

---------------------------------------------------------------------------------------------------------------------------------------

JUNIOR  LIEN MORTGAGE LOANS
       VOLUME BY PERCENTAGE              2001             2002            2003             2004             2005
    OF AVERAGE NUMBER OF LOANS

Prime Mortgages(1)                       104,044          118,773         127,833          147,647          143,713

Non-Prime Mortgages(2)                         -                -               -                -                -

Total                                    104,044          118,773         127,833          147,647          143,713

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%

      PERCENTAGE CHANGE FROM
          PRIOR YEAR(3)

Prime Mortgages(1)                         22.78%            14.16%          7.63%           15.50%           (2.66)%

Non-Prime Mortgages(2)                      -                 -              -                -                -

Total Based on Average                     22.78%            14.16%          7.63%           15.50%           (2.66)%
     Number of Loans

_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

=======================================================================================================================================
         Residential  Funding  Corporation's  overall  procedures for  originating  and acquiring  mortgage  loans are described  under
"Description of the Mortgage Pool - The Program" in this term sheet supplement.  Residential  Funding  Corporation's  material role and responsibilities  in this transaction,  including as master servicer,  are described in the related base prospectus under "The Trusts -
Qualification  of Sellers" and "The Trusts - Repurchases of Mortgage  Collateral" and in this term sheet  supplement under "Pooling and
Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

         Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings Financial Network, Inc., or Homecomings,  originated and sold to Residential  Funding  Corporation  certain of the mortgage loans  included in the mortgage  pool. See  "Affiliations  Among
Transaction  Parties,"  "Description of the Mortgage Pool - Originators" and "Pooling and Servicing Agreement - The Master Servicer and
Subservicers" in this term sheet supplement.

                                                     AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                          -------------------------------
                                            General Motors Corporation
                                          -------------------------------
                                                         |
                                                         |
                                                         |
                                          -------------------------------
                                             General Motors Acceptance
                                                    Corporation
                                                      (GMAC)
                                          -------------------------------
                                                         |
                                                         |
                                                         |
                                          -------------------------------
                                          Residential Capital Corporation
                                          -------------------------------
                                                         |
                                                         |
                                                         |
                                ---------------------------------------------------
                                                        | |
                                                        | |
                         ------------------------------- --------------------------------
                       Residential Funding Corporation       Residential Accredit Loans, Inc.
                       (Sponsor and Master Servicer)                   (Depositor)
                         ------------------------------- --------------------------------
                                       |
                                       |
                       ------------------------------
                       Homecomings Financial Network
                               (Subservicer)
                       ------------------------------

                                                        DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage pool will consist of hybrid  adjustable rate mortgage loans,  divided into one or more loan groups.  The mortgage loans are secured by first liens on fee simple or  leasehold  interests in one- to  four-family  residential  properties.  The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

         Some  mortgage  loans may  consist of hybrid  adjustable-rate  first lien  mortgage  loans  which had  principal  balances  at origination  which were less than or equal to the conforming  balance.  The  conforming  balance for mortgage loans secured by a single family  property is $359,650 for all mortgage  loans other than those  originated in Alaska and Hawaii,  for which it is $539,475.  For two-, three- and four- family properties the maximum balance is $460,400,  $556,500 or $691,600,  respectively,  or $690,600,  $834,750 and  $1,037,400,  respectively,  if the  property  is  located  in Alaska  or  Hawaii.  Some  mortgage  loans  will  consist  of hybrid adjustable-rate  first lien mortgage loans which had principal  balances at origination  which were less than, equal to or greater than the conforming balance.

         All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus,  or from HomeComings  Financial Network,  Inc., a wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

         The  mortgage  loans  included in the trust for any series will be selected  for  inclusion  in the  mortgage  pool from among mortgage  loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the  sponsor's  assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor and
Residential  Funding will be required to  repurchase or  substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and adversely affects the interests of the  certificateholders of that series in any of those mortgage loans.  Residential Funding will not assign to the depositor,  and consequently the depositor will not assign to the trustee for the benefit of the certificateholders,  any of the  representations  and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and warranties  occurs.  Accordingly,  the only representations  and warranties  regarding the mortgage loans  included in the trust  established  for any series that will be made for the benefit of the  certificateholders  of that series will be the limited  representations  and warranties made by Residential Funding and the depositor  described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage  Collateral" in the related base prospectus.

         The original  mortgages for some of the mortgage loans included in the trust  established  for any series have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the  mortgage  loans may provide for payment of a prepayment  charge.  With respect to some of these mortgage  loans,  the  prepayment  charge  provisions  provide for payment of a  prepayment  charge for  partial  prepayments  and full prepayments  made within a certain  period  following the  origination  of that  mortgage  loan, in an amount not to exceed the maximum amount  permitted by state law. The amount of the applicable  prepayment  charge,  to the extent  permitted under applicable law, is as provided in the related  mortgage  note.  Applicable law may impose  limitations on the amount of the prepayment  charge or render such prepayment charge  unenforceable.  In addition,  under certain  circumstances the master servicer may waive a prepayment charge. To the extent provided in a final term sheet for a class of  certificates,  the holders of a specified  class of certificates  may be entitled to all prepayment  charges  received on the mortgage loans. In any event,  these amounts will not be available for  distribution on any of the other offered  certificates.  See "Description of Certificates - Prepayment  Charges" in this term sheet supplement and "Certain
Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

         In connection with mortgage loans secured by a leasehold interest,  if any,  Residential Funding shall have represented to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties  is an accepted  practice in the area where the  related  mortgaged  property is  located;  residential  property in such area  consisting  of  leasehold  estates is readily marketable;  the lease is recorded and no party is in any way in breach of any provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or encumbrance  by which the leasehold  could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

         A portion of the mortgage  loans  included in the trust  established  for any series may be subject to the  Homeownership  and
Equity  Protection  Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage  loans  included in the trust  established for any series will be loans that,  under  applicable state or local law in effect at the time of origination of the loan,  are  referred  to as (1) "high  cost" or  "covered"  loans or (2) any  other  similar  designation  if the law  imposes  greater restrictions or additional  legal liability for residential  mortgage loans with high interest rates,  points and/or fees. See "Certain
Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the  mortgage  loans  included  in the trust  established  for any series  may be 30 days or more  delinquent  in payment of principal  and  interest.  For a  description  of the  methodology  used to categorize  mortgage  loans as  delinquent,  see
"--Static Pool Information" below.

         A portion of the mortgage loans included in the trust  established  for any series may be Buy-Down  Mortgage Loans or mortgage loans that have been made to an international borrower.

         Certain of the  stipulations  on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a  prepayment charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage  loan.  The  amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of prepayment, exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage  loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

         STATIC POOL INFORMATION

         Current  static pool data with  respect to mortgage  loans  serviced by  Residential  Funding is  available on the internet at
www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented  under "RALI" as the  issuer/shelf  and "QA" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information is referred to in this term sheet  supplement as Static Pool Data.  Static Pool Data that relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  payments do not affect these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer has  determined  that it has  received  all payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

         MORTGAGE RATE ADJUSTMENT

         The  mortgage  rates on some of the  mortgage  loans will  remain  fixed for an  initial  period and  thereafter  will  adjust semi-annually  to a rate equal to the sum of an index and the note margin set forth in the related  mortgage  note,  subject to certain limitations.

         In the event that the related index specified in a mortgage note is no longer  available,  an index  reasonably  acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The amount of the monthly payment on each mortgage loan will generally be adjusted  semi-annually or annually,  as applicable, on the due date of the month following the month in which the adjustment  date occurs to equal the amount  necessary to pay interest at the  then-applicable  mortgage  rate and to fully  amortize the  outstanding  stated  principal  balance of each mortgage loan over its remaining  term to stated  maturity.  As of the cut-off  date,  some or all of the mortgage  loans may have not yet reached their first adjustment  date.  The  mortgage  loans will have  various  adjustment  dates,  note  margins  and  limitations  on the  mortgage  rate adjustments, as described below.

         The initial  mortgage rate in effect on a mortgage loan  generally will be lower,  and may be  significantly  lower,  than the mortgage rate that would have been in effect based on the related index and note margin.  Therefore,  unless the related index declines after  origination  of a mortgage  loan,  the related  mortgage rate will  generally  increase on the first  adjustment  date following origination  of the  mortgage  loan  subject to the periodic  rate cap.  The  repayment of the mortgage  loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments of the mortgage rate.  Mortgage loans that have the same initial  mortgage rate may not always bear interest at the same mortgage  rate because  these  mortgage  loans may have  different adjustment  dates, and the mortgage rates therefore may reflect different  related index values,  note margins,  maximum mortgage rates and minimum  mortgage  rates.  The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

         Because of the periodic rate caps and the generally  lower initial  mortgage rates on the mortgage loans, in a rising interest rate  environment the mortgage rate on the adjustable  rate mortgage loans may be lower than prevailing  mortgage rates for an extended period of time and  therefore  the related Net WAC Rate will  initially be less than it would have been if all of the related  mortgage loans already adjusted to their fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust  established for any series will be required to be covered by a standard hazard insurance policy,  which is referred to as a primary hazard insurance  policy. In addition,  subject to limited  exceptions,  and to the best of the  depositor's  knowledge,  each mortgage loan included in the trust  established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage  insurance policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination if the LTV ratio is between
100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%,  at least 25% of the balance of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         The  primary  insurers  for the  mortgage  loans  included  in the trust for each  series  will have a claims  paying  ability acceptable,  as of the cut-off date for that series, to the rating agencies that have been requested to rate the related  certificates;
however,  no  assurance  as to the actual  ability of any of the  primary  insurers  to pay claims can be given by the  depositor,  the issuing entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

         THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases  mortgage loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or Freddie  Mac or by  Residential  Funding in
connection with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I, Inc. However,  a portion of the mortgage  loans under the program may qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for such programs include mortgage loans secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to  borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include  mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs, and mortgage loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See "--Program  Underwriting  Standards"
below.  The inclusion of those mortgage loans may present  certain risks that are not present in those other  programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential  Funding on the
basis  of  criteria   described  in  Residential   Funding's   Expanded   Criteria  Seller  Guide,  or  the  Seller  Guide.   See  "The
Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria  Program Seller is required to review an application  designed to provide to the original lender pertinent  credit  information  concerning the mortgagor.  As part of the  description  of the  mortgagor's  financial  condition,  each  mortgagor is required to furnish  information,  which may have been supplied  solely in the  application,  regarding  its assets,  liabilities,  income  (except as described  below),  credit  history and employment  history,  and to furnish an authorization to apply for a credit report which summarizes the borrower's  credit history with local  merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner occupied  properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

         Based on the data  provided  in the  application  and certain  verifications,  if  required,  a  determination  is made by the original lender that the mortgagor's  monthly income, if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan and other  expenses  related to the  property,  including  property  taxes,  utility  costs, standard hazard insurance and other fixed  obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled  payments on  obligations  that extend  beyond ten months,  including  those  mentioned above and other fixed  obligations,  must equal no more than specified  percentages of the prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage  loans have been  originated  under "reduced  documentation"  or "no stated  income"  programs,  which require  less  documentation  and  verification  than do  traditional  "full  documentation"  programs.  Generally,  under  a  "reduced documentation"  program,  no  verification of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"
program,  certain borrowers with acceptable  payment histories will not be required to provide any information  regarding income and no other  investigation  regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.  Appraisers  may be staff  appraisers employed  by the  originator.  The  appraisal  procedure  guidelines  generally  require  the  appraiser  or an agent on its  behalf to personally  inspect the  property and to verify  whether the  property is in good  condition  and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and, when deemed  applicable,  an analysis based on income  generated from the property,  or replacement  cost analysis based on the current cost of  constructing  or  purchasing  a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage loans to the depositor,  Residential  Funding will have reviewed the underwriting  information provided by the mortgage  collateral  sellers for most of the mortgage  loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the
Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information  by Residential
Funding was performed  using an automated  underwriting  system.  Any  determination  described  above using an automated  underwriting system will only be based on the information  entered into the system and the information the system is programmed to review.  See "The
Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

         Because of the program criteria and underwriting  standards  described above, the mortgage loans may experience  greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The applicable  servicer sends monthly invoices to borrowers.  In some cases, borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and
Western Union quick check,  although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

         UNDERWRITING STANDARDS

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of Residential
Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding  will  review  each  mortgage  loan for compliance  with its  underwriting  standards  prior to purchase as  described  under "The Trusts -  Underwriting  Policies - Automated
Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

         ADDITIONAL INFORMATION

         Prior to the  issuance of the  offered  certificates,  Residential  Funding  Corporation  may remove  mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it  determines  that the mortgage  loan does not satisfy certain  characteristics.  Residential  Funding  Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

         A current  report on Form 8-K will be available to  purchasers  of the offered  certificates  and will be filed by the issuing entity,  in its own name,  together  with the pooling and servicing  agreement,  with the  Securities  and Exchange  Commission  within fifteen days after the initial issuance of the offered certificates.

                                                             DESCRIPTION OF THE CERTIFICATES

         GENERAL

         The trust will issue  certificates  pursuant to the pooling  and  servicing  agreement.  The  certificates  consist of certain publicly  offered  classes of  certificates  as  reflected in any final term sheet for a class of  certificates,  which are referred to collectively  as the offered  certificates,  and one or more  classes,  if any, of Class B, Class SB,  Class R or Class P  Certificates
which  are  not  publicly  offered.  The  various  classes  of  Class  A  Certificates  are  collectively  referred  to as the  Class A
Certificates.  The various  classes of Class R Certificates  are referred to  collectively  as the Class R, or Residual,  Certificates.
The various classes of Class A Certificates  and Class R Certificates  are  collectively  referred to as the Senior  Certificates.  The various classes of Class M Certificates  are referred to collectively as the Class M Certificates.  Those classes of certificates  that have a  pass-through  rate based on an index,  such as LIBOR,  plus a related  pass-through  margin are  referred  to  collectively  as
Adjustable  Rate  Certificates.  See "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

         The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust. For any series, the related trust will consist of:

o        the mortgage loans;

o        the cash deposited in respect of the mortgage loans in the Custodial  Account and in the Certificate  Account and belonging to the trust;

o        property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        a yield maintenance agreement, swap agreement or other derivative instrument, if applicable; and

o        all proceeds of any of the foregoing.

              As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean, in the case of a series with  multiple  loan  groups,  the loan group from which a class of  certificates  will receive  distributions  of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

         The offered  certificates  identified in the final term sheet will be available only in book-entry form through  facilities of
The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede
& Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain of the
Offered  Certificates--Definitive   Certificates."  Unless  and  until  definitive  certificates  are  issued  for  the  DTC  registered certificates under the limited circumstances described in this term sheet supplement:

o        all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o        all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede
              & Co., as the registered  holder of the DTC registered  certificates,  for  distribution  to beneficial  owners by DTC in accordance with DTC procedures.

              GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

         ACCRUED  CERTIFICATE  INTEREST-- With respect to any class of offered  certificates and any distribution date, an amount equal to interest  accrued  during the related  Interest  Accrual  Period on its  Certificate  Principal  Balance  immediately  prior to that distribution date at the related pass-through rate for that distribution date, less certain interest  shortfalls,  including Relief Act
Shortfalls, on the mortgage loans described below.

         Accrued  Certificate  Interest  on the offered  certificates  will be reduced by any  Prepayment  Interest  Shortfall  for the related loan group included in the trust  established  for that series to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the  Certificates--Interest  Distributions." Further, Accrued Certificate Interest on a
class of  offered  certificates  will  also be  reduced  by the  interest  portions  of  Realized  Losses  allocated  to that  class of certificates through subordination as described in "--Allocation of Losses" below.

         Prepayment Interest Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates,  on a pro rata basis, on the basis of Accrued Certificate Interest payable on that distribution date absent those reductions.

         ADVANCE-- As to any mortgage  loan and any  distribution  date,  an amount  equal to the  scheduled  payment of principal  and interest on that  mortgage  loan due during the related Due Period  which was not  received as of the close of business on the business day preceding the related determination date.

         AGGREGATE  ADJUSTED  STATED  PRINCIPAL  BALANCE-- With respect to any  distribution  date, the excess of the aggregate  Stated
Principal Balance of all mortgage loans over the Principal Remittance Amount for such distribution date.

         AVAILABLE  DISTRIBUTION  AMOUNT-- With respect to any  distribution  date and any series,  an amount equal to the aggregate of the  following  amounts net of, in the case of  certificates  related to a swap  agreement,  if any,  any net swap  payment to the swap counterparty and, in certain cases, any payment related to the early termination of a swap agreement:

o        the  aggregate  amount of  scheduled  payments on the mortgage  loans  included in the trust  established  for that series due during the related Due Period and received on or prior to the related  determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

o        all  unscheduled  payments on the  mortgage  loans  included in the trust  established  for that series,  including  mortgagor prepayments,  Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries  and proceeds from  repurchases of and substitutions  for these  mortgage  loans  occurring  during the  preceding  calendar  month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

o        all Advances on the mortgage  loans  included in the trust  established  for that series made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

              In addition to the foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage  loans included in the trust  established  for that  series,  not  including  mortgagor  prepayments,  the master  servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding  calendar  month for the purposes of calculating the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination date is the second business day prior to that distribution date.

         BASIS RISK  SHORTFALL-- With respect to any class of  Adjustable  Rate  Certificates  and any  distribution  date on which the related Net WAC Rate is used to determine the  pass-through  rate of that class of  certificates,  an amount equal to the excess of (x)
Accrued Certificate  Interest for that class calculated at a rate equal to the applicable index plus the related margin,  provided that this amount is no greater than Accrued  Certificate  Interest on that class at a rate specified in the final term sheet with respect to such class of certificates, over (y) Accrued Certificate Interest for that class calculated using the related Net WAC Rate.

         BASIS RISK SHORTFALL  CARRY-FORWARD  AMOUNT-- With respect to any class of Adjustable Rate  Certificates  and any distribution date,  an amount equal to the amount of the related  Basis Risk  Shortfall  on that class on that  distribution  date,  plus any unpaid
Basis Risk Shortfall from prior  distribution  dates, plus interest thereon to the extent not previously paid from Excess Cash Flow or, if applicable,  a yield  maintenance  agreement,  at a rate equal to the applicable  index plus the related margin;  provided that this rate is no greater than a rate specified in the final term sheet with respect to such class of certificates.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT-- With  respect to any  distribution  date and any  series,  the amount of  Advances  or
Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans included in the trust  established for that series during the preceding  calendar month and reimbursed to the master servicer or subservicer on or prior to such  distribution date for, plus the related  Capitalization  Reimbursement  Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT-- With respect to any distribution date and any series, the amount, if any, by which the amount of Advances or Servicing  Advances  that were added to the  principal  balance of the mortgage  loans  included in the trust  established for that series during the preceding  calendar month exceeds the amount of principal  payments on the mortgage loans in the related mortgage pool included in the related Available Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP-- With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL BALANCE-- With respect to any class of offered  certificates and any date of  determination,  an amount equal to its initial  certificate  principal  balance,  reduced by the aggregate of (a) all amounts  allocable to principal  previously distributed with respect to that class of certificates and (b) any reductions in its Certificate  Principal  Balance in connection with the  allocation  of  Realized  Losses in the manner  described  in this term  sheet  supplement;  provided  that,  with  respect to any
Distribution Date, the Certificate  Principal  Balances of the Class A Certificates and Class M Certificates,  beginning with the class of certificates with the highest payment priority,  to which a Realized Loss was previously  allocated and remains unreimbursed will be increased to the extent of Realized  Losses  previously  allocated  thereto and remaining  unreimbursed in each case pursuant to any of the distributions  described in "--Excess Cash Flow and  Overcollateralization"  below, but only to the extent of Subsequent  Recoveries received during the previous  calendar month remaining after giving effect to the  distributions  described in clause first of "--Excess
Cash Flow and  Overcollateralization"  below. The initial  Certificate  Principal  Balance of the Class SB Certificates is equal to the excess,  if any,  of (a) the  initial  aggregate  Stated  Principal  Balance  of the  mortgage  loans  over (b) the  initial  aggregate
Certificate Principal Balance of the offered certificates.

        CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the
Stepdown Date if a Trigger Event is in effect for that  distribution  date,  the Principal  Distribution  Amount for that  distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the excess, if any, of (A) the aggregate Certificate  Principal Balance of the Class A Certificates  immediately prior to that distribution  date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate
       Adjusted  Stated  Principal  Balance  and  (y)  the  excess  of the  Aggregate  Adjusted  Stated  Principal  Balance,  over  the
       Overcollateralization Floor.

        CLASS M  PERCENTAGE --With  respect to each class of the Class M  Certificates  for any series  and any  distribution  date,  a percentage equal to the Certificate  Principal  Balance of the related class of Class M Certificates of that series  immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans  immediately  prior to that distribution date, but in no event will such percentage exceed 100%.

        CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution date and each class of Class M Certificates (i) prior to the  Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  distribution  date,  the  remaining
Principal  Distribution  Amount for that  distribution  date after  distribution of the Class A Principal  Distribution  Amount and the
Class M Principal  Distribution  Amount with respect to any class of Class M Certificates  with a higher payment priority or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the  remaining  Principal  Distribution  Amount  for that  distribution  date  after  distribution  of the  Class A  Principal
         Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for any class of Class M  Certificates  with a higher payment priority; and

(b)      the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A  Certificates and any
         Class M  Certificates  with a higher  payment  priority  (after  taking  into  account  the  payment of the Class A  Principal
         Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for such  classes  of Class M  Certificates  for that distribution date) and (2) the Certificate  Principal Balance of such class of Class M Certificates  immediately prior to that distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the
         Aggregate Adjusted Stated Principal Balance and (y) the excess of the Aggregate  Adjusted Stated Principal  Balance,  over the
         Overcollateralization Floor.

         CREDIT SUPPORT  DEPLETION  DATE-- The first  distribution  date on which the aggregate  Certificate  Principal  Balance of the
Class M Certificates and the Class B Certificates has been reduced to zero.

         DUE DATE-- With  respect to any  distribution  date and any  mortgage  loan,  the date  during the related Due Period on which scheduled payments are due.

         DUE PERIOD-- With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE  MASTER  SERVICING  COMPENSATION -- With  respect  to any  distribution  date,  an amount  equal to the lesser of (a)
one-twelfth  of 0.125% of the  Stated  Principal  Balance as of that  distribution  date and (b) the sum of the  master  servicing  fee payable to the master servicer in respect of its master servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date.

         EXCESS CASH FLOW-- With respect to any  distribution  date,  an amount equal to the sum of (a) the excess of (i) the Available
Distribution  Amount for that  distribution date over (ii) the sum of (A) the Interest  Distribution  Amount for that distribution date and (B) the Principal  Remittance  Amount for that  distribution  date to the extent applied to the payment of principal on the offered certificates on that distribution  date, (b) the  Overcollateralization  Reduction Amount, if any, for that distribution  date, and (c)
in the case of certificates  related to a swap agreement,  if any, any net swap payments received by the trust under the swap agreement for that distribution date.

         EXCESS   OVERCOLLATERALIZATION   AMOUNT --  With   respect  to  any   distribution   date,   the   excess,   if  any,  of  the
Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

         EXPENSE FEE RATE-- With respect to any mortgage loan, the rates at which the master servicing and subservicing fees are paid.

         FINAL  DISPOSITION -- With  respect to a defaulted  mortgage  loan,  a Final  Disposition  is deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         GROUP  PRINCIPAL  DISTRIBUTION  AMOUNT -- On any  distribution  date,  the  Class A  Principal  Distribution  Amount  for that distribution  date multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation Amount related to such loan group for that  distribution  date and the denominator of which is the Principal  Allocation  Amount for all of the mortgage loans for that distribution date.

         INTEREST  ACCRUAL PERIOD-- With respect to any class of Adjustable Rate  Certificates  and any  distribution  date, the period commencing on the prior  distribution  date (or, in the case of the first  distribution  date,  the closing date) and ending on the day immediately  preceding that distribution  date. With respect to any other class of certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs.  Notwithstanding  the foregoing,  the distributions of interest on any distribution  date for all classes of  certificates  will reflect  interest  accrued,  and receipts for that interest  accrued,  on the mortgage  loans for the preceding  calendar  month,  as may be reduced by any  Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST  DISTRIBUTION  AMOUNT-- With respect to any distribution date and the offered  certificates,  the aggregate amount of
Accrued  Certificate  Interest  for that  distribution  date plus any  Accrued  Certificate  Interest  remaining  unpaid from any prior distribution  date,  together with interest thereon at the Pass-Through Rate in effect for that distribution  date, in each case to the extent distributed to the holders of the offered certificates as described under "--Interest Distributions."

         INTEREST  REMITTANCE AMOUNT-- With respect to any distribution date and loan group, the portion of the Available  Distribution
Amount for that distribution date attributable to interest received or advanced with respect to such loan group.

         NET MORTGAGE RATE-- With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

         NET WAC RATE-- With  respect to any  distribution  date and loan  group,  a per annum rate  (which will not be less than zero)
equal to (i) the  weighted  average of the Net Mortgage  Rates of the  mortgage  loans in the related loan group using the Net Mortgage
Rates in effect for the scheduled  payments due on such mortgage  loans during the related due period,  minus,  in the case of a series of  certificates  related to a swap agreement,  if any, (ii) a fraction  expressed as a percentage the numerator of which is the amount of any net swap payments or, in certain  cases,  a swap  termination  payment  payable to the swap  counterparty  in the event of early termination of the swap agreement as of such  distribution  date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date,  adjusted,  as appropriate,  in the case of certificates that accrue interest on an actual/360 day basis.

         NOTIONAL AMOUNT-- As of any date of determination,  the Notional Amount of any class of Notional  Certificates is equal to the aggregate  Certificate  Principal  Balance (or portion  thereof) of the class or classes of  certificates  described  in the final term sheet  immediately prior to that date.  Reference to a Notional Amount is solely for convenience in specific  calculations and does not represent the right to receive any distributions allocable to principal.

         NOTIONAL  CERTIFICATES -- Any class of  certificates  for which interest  accrues on a Notional  Amount based on the aggregate
Certificate Principal Balance of another class of certificates.

         OPTIONAL  TERMINATION DATE-- The distribution  date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date.

         OVERCOLLATERALIZATION  AMOUNT-- With respect to any distribution  date, the excess, if any, of (i) the excess of the Aggregate
Adjusted Stated Principal  Balance as of that  distribution date over the principal portion of Realized Losses incurred on the mortgage loans for the preceding  calendar  month over (ii) the aggregate  Certificate  Principal  Balance of the  certificates  (other than the
Class SB Certificates  and Class R Certificates)  as of such date,  after taking into account  distributions in respect of principal on that  distribution  date of the Principal  Remittance  Amount and the Excess Cashflow  allocated to cover the principal  portion of any
Realized  Losses  incurred with respect to that  distribution  date as described  under  "--Excess Cash Flow and  Overcollateralization"
below.

         OVERCOLLATERALIZATION  INCREASE  AMOUNT-- With  respect to any  distribution  date,  an amount  equal to the lesser of (i) the
Excess Cash Flow available for payment of the  Overcollateralization  Increase  Amount for that  distribution  date as described  under
"--Excess Cash Flow and  Overcollateralization"  below, if any, and (ii) the excess,  if any, of (x) the Required  Overcollateralization
Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION FLOOR-- As set forth in the final term sheet for a class of certificates.

         OVERCOLLATERALIZATION  REDUCTION  AMOUNT-- With  respect to any  distribution  date on which the Excess  Overcollateralization
Amount is greater than zero, an amount equal to the lesser of (i) the Excess  Overcollateralization  Amount for that  distribution date and (ii) the Principal Remittance Amount for that distribution date.

         PRINCIPAL  ALLOCATION AMOUNT-- With respect to any distribution date, the sum of (a) the Principal  Remittance Amount for that distribution  date,  (b) any Realized  Losses covered by amounts  included in clause (iv) of the  definition of Principal  Distribution
Amount and (c) the aggregate  amount of the principal  portion of Realized Losses on the mortgage loans in the calendar month preceding that  distribution  date, to the extent covered by Excess Cash Flow included in clause (v) of the definition of Principal  Distribution
Amount;  provided,  however,  that on any  distribution  date on which there is (i)  insufficient  Excess Cash Flow to cover all unpaid
Realized Losses on the mortgage loans described in clause (b) above, in determining  any Group Principal  Distribution  Amount,  Excess
Cash Flow will be allocated to the Class A  Certificates,  pro rata,  based on the  principal  portion of unpaid  Realized  Losses from prior  distribution  dates on the related  mortgage loans, and (ii)  insufficient  Excess Cash Flow to cover all Realized Losses on the mortgage loans described in clause (c) above, in determining any Group Principal  Distribution  Amount,  the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above,  as applicable,  will be allocated to the Class A  Certificates,  pro rata, based on the principal  portion of Realized Losses incurred during the calendar month preceding that  distribution  date on the related mortgage loans.

         PRINCIPAL  DISTRIBUTION  AMOUNT-- With respect to any  distribution  date,  the lesser of (a) the excess of (i) the  Available
Distribution  Amount plus,  in the case of  certificates  related to a swap  agreement,  if any, for  inclusion in Excess Cash Flow for purposes of clauses (b)(v) and (b)(vi) below, certain amounts received under such swap agreement,  over (ii) the Interest  Distribution
Amount and (b) the sum of the following:

                  (i)      the principal portion of all scheduled monthly payments on the mortgage        loans  received  or  advanced
         with respect to the related due period;

                  (ii)     the  principal  portion  of all  proceeds  of the  repurchase  of  mortgage  loans,  or,  in the  case  of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing  agreement  during the
         preceding calendar         month;

                           (iii)    the principal  portion of all other unscheduled  collections  received on the mortgage loans during
         the  preceding  calendar  month  other  than  Subsequent  Recoveries,   including,  without  limitation,  Insurance  Proceeds,
         Liquidation  Proceeds  and full and  partial  Principal  Prepayments  made by the  respective  mortgagors,  to the  extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

                           (iv)     the lesser of (a) the Excess Cash Flow for that  distribution date and (b) the principal portion of any Realized  Losses  incurred,  or deemed to have been incurred,  on any mortgage loans in the calendar month  preceding that distribution  date to the extent covered by Excess Cash Flow for that  distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                           (v)      the lesser of (a) the Excess Cash Flow for that distribution  date, to the extent not used pursuant to clause (iv) above on such  distribution  date, and (b) the principal  portion of any Realized Losses allocated to any class of offered  certificates on a prior  distribution date and remaining  unpaid,  to the extent covered by Subsequent  Recoveries
         for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;        and

                           (vi)     the lesser of (a) the Excess Cash Flow for that distribution  date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any  Overcollateralization  Increase Amount for that distribution date;

                           minus

                           (vii)    the amount of any Overcollateralization Reduction Amount for that distribution date; and

                           (viii)   any Capitalization Reimbursement Amount.

                  In no event will the Principal  Distribution  Amount on any  distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         PRINCIPAL  REMITTANCE  AMOUNT-- With respect to any  distribution  date, the sum of the amounts  described in clauses  (b)(i),
(b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         RECORD DATE-- With respect to any  distribution  date and (a) the Adjustable Rate  Certificates,  the business day immediately prior to such  distribution  date, as long as such  certificates are DTC registered (b) for all other classes of certificates the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

         REQUIRED  OVERCOLLATERALIZATION  AMOUNT-- As set forth in the final term sheet for a class of certificates;  provided that the
Required  Overcollateralization  Amount may be reduced so long as written  confirmation  is obtained  from each rating  agency that the reduction  will not reduce the ratings  assigned to the Class A Certificates  and Class M Certificates  by that rating agency below the lower of the then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

         SENIOR  ENHANCEMENT  PERCENTAGE-- With respect to any  distribution  date, the percentage  obtained by dividing (x) the sum of
(i) the  aggregate  Certificate  Principal  Balance  of the  Class M  Certificates  and  Class B  Certificates,  if any,  and  (ii) the
Overcollateralization  Amount, in each case prior to the distribution of the Principal  Distribution  Amount on such distribution date, by (y) the Aggregate Adjusted Stated Principal Balance on that distribution date.

         SEQUENTIAL  TRIGGER EVENT-- To the extent provided in any final term sheet for a class of certificates,  a Sequential  Trigger
Event is in effect with respect to any distribution date if, prior to a specified  distribution  date, the aggregate amount of Realized
Losses on the mortgage  loans as a percentage  of the initial  aggregate  Stated  Principal  Balance as of the cut-off date exceeds the applicable amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE-- With respect to any  distribution  date on or after the Stepdown  Date,  the  arithmetic average,  for each of the three  distribution  dates ending with such  distribution  date, of the fraction,  expressed as a percentage, equal to (x) the aggregate Stated  Principal  Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that  distribution  date,  including  mortgage loans in foreclosure  and REO, over (y) the Aggregate  Adjusted  Stated
Principal Balance for the immediately preceding distribution date.

         STATED  PRINCIPAL  BALANCE -- With  respect  to any  mortgage  loan and as of any  distribution  date,  (a) the sum of (i) the principal  balance  thereof as of the  cut-off  date after  payment of all  scheduled  principal  payments  due during the month of the cut-off  date and (ii) any amount by which the  outstanding  principal  balance  thereof  has been  increased  pursuant  to a servicing modification,  minus (b) the sum of (i) the aggregate of the principal  portion of the scheduled  monthly  payments due with respect to that  mortgage  loan during each due period  commencing  on the first due period  after the cut-off date and ending with the due period related to the  previous  distribution  date which were  received  or with  respect to which an advance  was made,  (ii) all  principal prepayments  with respect to such  mortgage loan and all  Liquidation  Proceeds and Insurance  Proceeds,  to the extent  applied by the master  servicer as recoveries of principal,  in each case which were  distributed  on any previous  distribution  date,  and (iii) any
Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN DATE-- The earlier to occur of (a) the  distribution  date on which the aggregate  Certificate  Principal  Balance of the Class A Certificates  has been reduced to zero and (b) the  distribution  date which is the later to occur of (i) the  distribution date as set forth in the final  term  sheet  for a class of  certificates  and (ii) the  first  distribution  date on which the  Senior
Enhancement Percentage is equal to or greater than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE-- With respect to each class of offered  certificates,  the  respective  approximate  percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT RECOVERIES-- Subsequent  recoveries,  net of reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER  EVENT-- A Trigger  Event is in effect with respect to any  distribution  date on or after the Stepdown Date if either
(a) the Sixty-Plus  Delinquency  Percentage for that distribution date exceeds the percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of  certificates  for that  distribution  date or (b) the  aggregate  amount of  Realized
Losses on the  mortgage  loans as a percentage  of the initial  aggregate  Stated  Principal  Balance of the  mortgage  loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

         MULTIPLE LOAN GROUP STRUCTURE

                  The mortgage loans in the trust are divided into one or more loan groups,  as described  above under  "Description of the Mortgage Pool."  Distributions  on the Class A Certificates  will be based  primarily on amounts  received or advanced with respect to the related loan group.  However,  the Excess Cash Flow for a loan group will be available to pay amounts  related to the  following for the  non-related  loan  group in the order of  priority  set forth  below and as further  described  under  "--Excess  Cash Flow and
Overcollateralization" below:

                           o        current Realized Losses;

                           o        overcollateralization;

                           o        Prepayment Interest Shortfalls;

                           o        Basis Risk Shortfalls;

                           o        current period Relief Act Shortfalls; and

                           o        the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

         INTEREST DISTRIBUTIONS

         Except as provided in any final term sheet for a class of  certificates,  on each  distribution  date,  holders of the Class A
Certificates will be entitled to receive interest  distributions  from the related Interest  Remittance Amount, on a pro rata basis, in an amount  equal to the  Accrued  Certificate  Interest  thereon for that  distribution  date plus any  Accrued  Certificate  Interest, together with interest thereon at the related pass-through rate, remaining unpaid from any prior distribution date.

         Except as provided in any final term sheet for a class of certificates,  on each distribution  date,  holders of each class of the Class M Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon at the related  pass-through  rate, to the extent of the Available  Distribution  Amount remaining after  distributions of interest and principal  to the Class A  Certificates  and  distributions  of interest  to any class of Class M  Certificates  with a higher  payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of  specified  interest  shortfalls  on the mortgage  loans in the related  mortgage pool allocable thereto.

         Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the  master  servicer,  but only to the  extent  these  Prepayment  Interest  Shortfalls  do not exceed  Eligible  Master  Servicing
Compensation.  On any  distribution  date,  Eligible  Master  Servicing  Compensation  will be  applied  to cover  Prepayment  Interest
Shortfalls.

         Prepayment  Interest  Shortfalls  relating  to the  mortgage  loans which are not  covered as  described  above and Relief Act
Shortfalls  relating to the mortgage loans will be allocated to the related offered  certificates,  on a pro rata basis, based upon the amount of Accrued  Certificate  Interest  that would  have  accrued on these  certificates  absent  these  shortfalls,  in each case in reduction of Accrued Certificate Interest thereon.

         The ratings  assigned to the offered  certificates  do not address the  likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls,  Basis Risk Shortfall  Carry-Forward  Amounts or Relief Act Shortfalls.  See "--Excess Cash Flow and
Overcollateralization" below.

         DETERMINATION OF LIBOR

         LIBOR for any class of Adjustable  Rate  Certificates  and any Interest  Accrual Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee for each  Interest  Accrual  Period.  LIBOR will equal the rate for United  States dollar  deposits for one month which appears on the Telerate  Screen Page 3750 of the Moneyline  Telerate  Capital Markets Report as of
11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate adjustment  date.  Telerate  Screen Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London  interbank  offered rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer offered,  any other service for displaying LIBOR or comparable rates that may be selected by the trustee after  consultation with the master servicer,  the rate will be the reference bank rate.

         The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the trustee after  consultation  with the master  servicer.  The reference  bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate
Certificates  then  outstanding.  The trustee will request the  principal  London  office of each of the  reference  banks to provide a quotation of its rate. If at least two quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the Adjustable Rate  Certificates then outstanding.  If no quotations can be obtained, the rate  will be LIBOR for the prior  distribution  date;  provided  however,  if,  under the  priorities  listed  previously  in this paragraph,  LIBOR  for a  distribution  date  would be based on LIBOR for the  previous  distribution  date for the  third  consecutive distribution date, the trustee shall, after  consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated  and published or otherwise made  available  by an  independent  party.  LIBOR  business  day means any day other than (i) a Saturday  or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to the Adjustable Rate  Certificates  for the relevant  Interest Accrual Period,  in the absence of manifest error,  will be final and binding.

         PREPAYMENT CHARGES

         To the  extent  set forth in a final term sheet for a class of  certificates,  a class of  certificates  for any series may be entitled to receive on each  distribution date any prepayment  charges payable in connection with certain principal  prepayments on the mortgage loans,  unless such prepayment  charges are waived as further described below and are not otherwise required to be paid by the master servicer.

         The amount available for distribution to the holders of a class of certificates,  if any,  entitled to the prepayment  charges on any distribution date in respect of prepayment  charges is determined by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment  period  applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the  imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible  that  prepayment  charges and late fees may not be  collected  even on  mortgage  loans that  provide for the payment of these charges.  In that event,  these amounts will not be available for distribution on a class of certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations on Prepayments" in
the related base prospectus.

         Pursuant to the pooling and servicing  agreement,  if a class of  certificates is entitled to prepayment  charges,  the master servicer is not permitted to waive (or permit a servicer to waive) any prepayment charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors' rights generally,
(ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure or other involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage  loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the master  servicer,  maximize  recovery of total proceeds taking into account the value of such  prepayment  charge and the related  mortgage loan. The master servicer is not permitted to waive a prepayment  charge in connection  with a refinancing of a mortgage loan that is not related to a default or a reasonably  foreseeable default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors  should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.
If the master  servicer  is not allowed or required to waive (or permit the  servicer to waive) the  prepayment  charge,  the amount is required to be remitted by the master  servicer;  otherwise the master  servicer will not have any obligation to make any payments from its own funds in respect of prepayment  charges.  See "Risk Factors - Certificates  entitled to prepayment  charges" and "Certain Yield and Prepayment Considerations" herein."

         PRINCIPAL DISTRIBUTIONS

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class A  Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount  remaining after the Interest  Distribution  Amount is distributed and in the manner set forth below, a distribution  allocable to principal equal to the related  Group  Principal  Distribution  Amount.  Except as provided in any final term sheet for a class of  certificates,  each
Group  Principal  Distribution  Amount will be  distributed  to each class of related  Class A  Certificates,  on a pro rata basis,  in accordance with their respective  Certificate  Principal Balances,  until the aggregate  Certificate Principal Balance of each class of the Class A Certificates  has been reduced to zero;  provided,  however,  that if a Sequential  Trigger Event is in effect,  each Group
Distribution  Amount will be  distributed  sequentially  to each class of related  Class A  Certificates,  in order of their  numerical designations, in each case until the certificate principal balance of such class has been reduced to zero.

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M  Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount  remaining after the sum of the Interest  Distribution  Amount, the Class A Principal  Distribution Amount and the Class M Principal  Distribution
Amount for any class of Class M  Certificates  with a lower  numerical  class  designation  has been  distributed,  the related Class M
Principal  Distribution  Amount,  in reduction of the Certificate  Principal  Balance of that class,  until the  Certificate  Principal
Balance of that class has been reduced to zero.

         EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Except as provided in any final term sheet for a class of  certificates,  the pooling and  servicing  agreement  will  require that, on each distribution date, the Excess Cash Flow, if any, be applied on any distribution date as follows:

         o        first, as part of the Principal  Distribution  Amount, the principal portion of Realized Losses previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A, Class M or Class B  Certificates,  if any, and
                  remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

         o        second,  as part of the Principal  Distribution  Amount,  the principal  portion of Realized  Losses  incurred on the mortgage loans for the preceding calendar month;

         o        third,  to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,  the  Overcollateralization
                  Increase Amount as part of the Principal Distribution Amount;

         o        fourth,  to pay the holders of the Class A, Class M and Class B  Certificates,  if any, the amount of any  Prepayment
                  Interest  Shortfalls  allocated thereto for that distribution date, on a pro rata basis based on Prepayment  Interest
                  Shortfalls allocated thereto to the extent not covered by Eligible Master Servicing Compensation;

         o        fifth,  to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,  pro rata,  based on unpaid
                  Prepayment  Interest Shortfalls  previously  allocated thereto,  any Prepayment Interest Shortfalls  remaining unpaid from prior distribution dates together with interest thereon;

         o        sixth,  after taking into account,  if applicable,  amounts  received under any yield  maintenance  agreement on that distribution date, to pay to the holders of the Class A Certificates,  pro rata, and then to the Class M Certificates and Class B  Certificates,  if any,  in order of  priority,  any Basis Risk  Shortfall  Carry-Forward  Amount for the
                  related class;

         o        seventh,  to pay the holders of the Class A, Class M and Class B  Certificates,  if any, the amount of any Relief Act
                  Shortfalls  allocated  thereto for that  distribution  date,  on a pro rata basis based on the Relief Act  Shortfalls allocated thereto on that distribution date;

         o        eighth, to pay the holders of the Class A Certificates, pro rata, and then the Class    M  Certificates  and  Class B
                  Certificates,  if any, in order of priority,  the  principal  portion of any  Realized  Losses  previously  allocated thereto that remain unreimbursed;

         o        ninth, in the case of certificates related to a swap agreement,  if any, in certain cases, any payment related to the early termination of a swap agreement.

         o        tenth, to pay to the holders of the Class SB Certificates and Class R Certificates any                   balance
remaining, in accordance with the terms of the pooling and servicing agreement.

         On any  distribution  date, any amounts  payable  pursuant to clauses  first,  second and third above as part of the Principal
Distribution  Amount shall be paid as described in "--Principal  Distributions"  above.  Any amounts  payable  pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M and Class B Certificates, if any.

         In addition,  notwithstanding  the foregoing,  on any distribution  date after the distribution  date on which the Certificate
Principal Balance of a class of offered  certificates has been reduced to zero, that class of offered  certificates will be retired and will no longer be entitled to  distributions,  including  distributions  in respect of Prepayment  Interest  Shortfalls  and Basis Risk
Shortfalls.

         Except as provided in any final term sheet for a class of  certificates,  the pooling and  servicing  agreement  will  require that the Excess Cash Flow, to the extent  available as described above and to the extent  necessary,  will be applied as an accelerated payment  of  principal  on the  offered  certificates,  to the  extent  that the  Required  Overcollateralization  Amount  exceeds  the
Overcollateralization  Amount as of that distribution  date. The application of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of  accelerating  the  amortization  of that class of  offered  certificates  relative  to the amortization of the mortgage loans.

         ALLOCATION OF LOSSES

                  Except as otherwise provided in any final term sheet for a class of certificates, Realized Losses with respect to the mortgage loans will be allocated or covered as follows:

         o        first, to the Excess Cash Flow for the related distribution date;

                  o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

                  o        third, to each class of the Class B Certificates, if any, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fourth, to each class of the Class M Certificates, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fifth, for losses with respect to any loan group, to the related Class A Certificates, until the
                  Certificate Principal Balance thereof has been reduced to zero;

                           With  respect  to any  defaulted  mortgage  loan  that is  finally  liquidated,  through  foreclosure  sale, disposition  of the related  mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss  realized,  if any,  will equal the portion of the Stated  Principal  Balance  remaining,  if any,  plus interest  thereon through the date of  liquidation,  after  application of all amounts  recovered,  net of amounts  reimbursable to the master servicer or the subservicer for Advances and expenses,  including  attorneys' fees,  towards interest and principal owing on the mortgage loan. These losses are referred to in this term sheet supplement as Realized Losses.

                  The principal  portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered certificates will be allocated in reduction of its Certificate  Principal  Balance,  until reduced to zero. The interest portion of any
Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its Accrued  Certificate  Interest for the related  distribution  date. In addition,  any  allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

                  In order to maximize the  likelihood of  distribution  in full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each distribution  date,  holders of each class of the Class A Certificates have a right to distributions  of each of the  Interest  Distribution  Amount  and  Principal  Distribution  Amount  that is prior to the rights of the holders of the Class M  Certificates  and Class B  Certificates,  if any. In addition,  overcollateralization  and the  application  of
Excess Cash Flow will also  increase  the  likelihood  of  distribution  in full of amounts of interest  and  principal  to the Class A
Certificates and Class M Certificates.

                  The priority of payments among the Class M  Certificates,  as described in this term sheet  supplement,  also has the effect during certain periods,  in the absence of losses, of decreasing the percentage  interest in the trust evidenced by any class of
Class M  Certificates  with a higher  payment  priority,  thereby  increasing,  relative  to its  Certificate  Principal  Balance,  the subordination  afforded  to such  class  of the  Class M  Certificates  by  overcollateralization  and any  class  of  related  Class M
Certificates with a lower payment priority and the Class B Certificates, if any.

                  In addition,  in instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders,  the master servicer or subservicer may permit servicing  modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the
Certificates--Servicing  and Administration of Mortgage  Collateral" in the related base prospectus.  However, the master servicer's and the subservicer's  ability to perform  servicing  modifications  will be subject to some limitations,  including but not limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully  amortized  over the term of the  mortgage  loan.  All  capitalizations  are to be  implemented  in accordance with Residential  Funding's  program guide and may be implemented only by subservicers that have been approved by the master servicer for that  purpose.  The final  maturity of any mortgage  loan  included in the trust  established  for any series shall not be extended beyond the assumed final  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing the mortgage  rate below the lesser of (i)  one-half of the  mortgage  rate as in effect on the  applicable cut-off date and (ii) the Expense Fee Rate.  Further,  the aggregate  current  principal  balance of all mortgage loans included in the trust established for any series subject to modifications  can be no more than five percent (5%) of the aggregate  principal balance of those  mortgage  loans as of the cut-off  date for that series,  but this limit may increase  from time to time with the consent of the rating agencies rating that series of certificates.

         ADVANCES

                  Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage  loans  on the Due  Date in the  related  Due  Period  and not  received  on the  business  day  next  preceding  the  related determination date.

                  These  Advances are required to be made on mortgage loans  included in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable from related late  collections,  Insurance  Proceeds or Liquidation
Proceeds.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure against  losses.  The master servicer will not be required to make any  Advances  with  respect to  reductions  in the amount of the  monthly  payments  on the  mortgage  loans due to Debt  Service
Reductions or the application of the Relief Act or similar  legislation or  regulations.  Any failure by the master servicer to make an
Advance as required under the pooling and servicing agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement for that series.

                  All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from late  collections,  Insurance  Proceeds and  Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made.  In addition,  any Advances  previously  made which are deemed by the master  servicer to be nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account with respect to the related loan group prior to distributions on the offered certificates.

                  The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing
Advances on the mortgage loans included in the trust  established  for that series,  although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances  and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

                                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected  by the  following factors:

o        the rate and timing of  principal  payments on the mortgage  loans in the related  loan group or groups  included in the trust established  for that series,  including  prepayments,  defaults and  liquidations,  and  repurchases  due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        realized  losses and  interest  shortfalls  on the mortgage  loans in the related  loan group or groups  included in the trust established for that series;

o        the  pass-through  rate on the offered  certificates,  and  fluctuations  in any index for the  mortgage  loans or the offered certificates of that series

o        to the extent  provided  in any final  term  sheet for a class of  certificates,  with  respect  to any class of  certificates intended  to be the  beneficiary  of a  yield  maintenance  agreement,  payment,  if any,  made  pursuant  to such  yield maintenance agreement; and

o        the purchase price paid for the offered certificates of that series.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The yields to maturity and the  aggregate  amount of  distributions  on each class of the offered  certificates  of any series will be affected by the rate and timing of  principal  payments on the mortgage  loans in the related loan group or groups  included in the trust  established for that series.  The yields may be adversely  affected by a higher or lower than  anticipated rate of principal payments on the mortgage  loans in the related loan groups or groups in the trust  established  for that series.  The rate of principal payments on the mortgage loans will in turn be affected by the  amortization  schedules of the mortgage  loans,  the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans  included in the trust established for any series may significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's  expectation.  In addition,  the rate of prepayments of the mortgage  loans included in the trust  established  for any series and the yields to investors on the  certificates  of that series may be affected by  refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the related  base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will  depend on future  events and on a variety  of  factors,  as  described  in this term sheet  supplement  and in the  related  base prospectus under "Yield Considerations" and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal  payments on the offered  certificates.  The yields to maturity  and rate and timing of  principal  payments on the offered  certificates will only be affected by the rate and timing of payments on the mortgage loans in the related loan group,  except under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage  loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a  substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless otherwise  specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

         To the extent set forth in any final term sheet for a class of  certificates,  all prepayment  charges  collected with respect to the mortgage loans will be paid to the holders of a class of certificates,  if any,  entitled to prepayment  charges.  In any event, prepayment charges will not be available for distribution on any other offered  certificates.  The amount available for distribution to the holders of a class of certificates  entitled to prepayment  charges on any  distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges collected from the mortgagors in connection with principal  prepayments on the mortgage loans during the prepayment  period  applicable to such  distribution  date.  Generally,  each prepayment  charge is only applicable to certain  prepayments  on a mortgage  loan and only remains  applicable  with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition,  under certain  instances,  the master servicer may waive the payment of the prepayment  charges.  The yield to  maturity on a class of  certificates  entitled to  prepayment  charges  will depend on the rate and timing of receipt of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may fluctuate  significantly over time.  Investors  should  conduct  their own  analysis of the effect,  if any,  that the rate and timing of payment of  prepayment charges may have on the  performance  of a class of  certificates  entitled to those  charges.  Further,  some state laws  restrict the imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage  loans that provide for the payment of these charges.  In that event,  these amounts will not be available for  distribution on the class of  certificates  entitled to prepayment  charges.  See
"Certain  Legal  Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on  Prepayments"  in the  related  base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established for that series will result in  distributions  to holders of the related  offered  certificates  of that series of  principal  amounts  which  would  otherwise  be distributed  over the remaining  terms of the mortgage loans in the related  mortgage pool.  Factors  affecting  prepayment,  including defaults and liquidations,  of mortgage loans include changes in mortgagors'  housing needs, job transfers,  unemployment,  mortgagors'
net  equity  in the  mortgaged  properties,  changes  in the  value  of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly below the mortgage rates on the mortgage  loans,  the rate of  prepayments,  including  refinancings,  would be expected to increase.  Also, when the mortgage rates on hybrid mortgage loans convert from fixed rates to adjustable  rates,  there may be an increase in prepayments,  particularly if the new adjustable rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal  payments on the mortgage  loans.
In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  As a result of the program criteria and  underwriting  standards  applicable  to the mortgage  loans,  the mortgage  loans may  experience  rates of  delinquency, foreclosure,  bankruptcy  and loss that are higher than those  experienced  by mortgage  loans that  satisfy the  standards  applied by
Fannie Mae and Freddie Mac first  mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by  Residential  Funding  Mortgage  Securities I, Inc. For example,  the rate of default on mortgage loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See  "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected by the general economic  condition of the region of the country in which the related mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values. See "Maturity and Prepayment  Considerations" in the related base prospectus.

         The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged  property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most of the mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

         ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used to  accelerate payments of principal on the offered certificates.  In addition,  the amount of any  Overcollateralization  Increase Amount paid to the offered  certificates  on any payment  date will be affected  by,  among other  things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

         Some of the  mortgage  loans  included  in the trust  established  for any series may have  interest  only  periods of varying duration.  During this period,  the payment made by the related  borrower will be less than it would be if the mortgage loan amortized.
In  addition,  the mortgage  loan  balance will not be reduced by the  principal  portion of  scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these  mortgage loans during their interest only period except in the case of a prepayment.

         In the case of mortgage  loans with an initial  interest only period,  after the initial  interest only period,  the scheduled monthly  payment on these  mortgage  loans will  increase,  which may  result in  increased  delinquencies  by the  related  borrowers, particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different than mortgage  loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only period,  which may result in higher  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property by the related mortgagor may affect the delinquency and prepayment  experience of these mortgage loans.

         Sequentially Paying  Certificates:  The Senior  Certificates are entitled to receive  distributions in accordance with various priorities for payment of principal.  Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the  mortgage  pool.  The timing of  commencement  of  principal distributions  and the  weighted  average  lives of  certificates  with a later  priority  of payment  will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         Certificates  with  Subordination  Features:  The  yield  to  maturity  on the  class  of  Class  M  Certificates  or  Class B
Certificates,  if any, then  outstanding with a Certificate  Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive  to losses on the  mortgage  loans  included in the trust  established  for that series and the timing of those losses because certain amounts of losses that are covered by  subordination  will be allocated to that class of Class M Certificates or
Class B  Certificates.  After the Credit Support  Depletion  Date,  the yield to maturity of any class of Senior  Support  Certificates will be extremely  sensitive to losses on the mortgage loans,  and the timing  thereof,  because certain losses that would be allocable to the  related  class or classes  of Super  Senior  Certificates  will be  allocated  to  related  class or classes of Senior  Support
Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

                  The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the timing of borrower  defaults  resulting in Realized Losses on the related mortgage loans, to the extent such losses are not covered by credit  support in the form of the Excess Cash Flow,  overcollateralization  or  subordination  provided to any class of
Super Senior Certificates by a class of related Senior Support  Certificates,  the Class A Certificates by the Class M Certificates and
the Class B  Certificates,  if any, and, with respect to any Class M  Certificates,  by any Class M  Certificates  with a lower payment priority and the Class B  Certificates,  if any.  Furthermore,  as described  in this term sheet  supplement,  the timing of receipt of principal and interest by the offered  certificates may be adversely  affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

                  The amount of interest otherwise payable to holders of the offered  certificates of any series will be reduced by any interest  shortfalls on the mortgage loans with respect to the related loan group or groups included in the trust  established for that series to the extent not covered by the  Eligible  Master  Servicing  Compensation  and Excess Cash Flow,  in each case as described in this term sheet  supplement.  These  shortfalls  will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise,  except as described in this term sheet supplement with respect to Prepayment  Interest  Shortfalls.  Prepayment Interest
Shortfalls will only be covered by Eligible Master  Servicing  Compensation  and Excess Cash Flow to the extent  described in this term sheet  supplement.  Relief Act Shortfalls  allocated to the offered  certificates  on a  distribution  date will only be covered to the extent  of  Excess  Cash  Flow  available  therefor  on that  distribution  date in the  manner  described  under  "Description  of the
Certificates--Excess Cash Flow and Overcollateralization  Provisions." Relief Act Shortfalls will not carry forward or be paid on other distribution  dates. See  "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement for a discussion of possible shortfalls in the collection of interest.

                  The  recording  of mortgages in the name of MERS is a  relatively  new  practice in the  mortgage  lending  industry.
While the depositor  expects that the master servicer or applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry, however, may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that  series to the master  servicer,  which will  reduce  the amount  available  to pay  principal  of and  interest  on the outstanding  class or classes of  certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment  priorities.  For  additional  information  regarding  the recording of mortgages in the name of MERS see  "Description  of the
Mortgage  Pool--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of Mortgage  Loans" in the
related base prospectus.

         PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.

         PASS-THROUGH RATES

         The Pass-Through  Rates on each class of offered  certificates is based, or subject to a cap equal to, on the weighted average of the Net Mortgage Rates of the related  mortgage  loans.  Consequently,  the prepayment of mortgage loans with higher  mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

         To the extent the Net WAC Rate is paid on any class of the Adjustable Rate  Certificates,  the difference  between the Net WAC
Rate and the pass-through  rate on such  certificates (but not more than any cap as set forth in the final term sheet for such class of certificates),  will create a basis risk  shortfall that will carry forward with interest  thereon.  These basis risk  shortfalls  will only be payable from Excess Cash Flow or, if applicable,  a yield  maintenance  agreement or other derivative  instrument,  and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed  final  distribution  date with respect to each class of the offered  certificates  will be specified in the final term sheet for a class of certificates or in the pooling and servicing  agreement for that series.  No event of default,  change in the priorities for  distribution  among the various  classes or other  provisions  under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE

         Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced  by, among other things,  the rate at which  principal of the mortgage  loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments  on  mortgage  loans are  commonly  measured  relative  to a  prepayment  standard  or model.  For  example,  CPR, represents a constant rate of prepayment  each month relative to the then  outstanding  principal  balance of a pool of mortgage loans.
CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage  loans,  including the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR.

         Moreover,  the diverse  remaining  terms to maturity and mortgage  rates of the mortgage  loans in the related  mortgage  pool could  produce  slower or faster  principal  distributions  than  indicated at the various  constant  percentages  of CPR,  even if the weighted  average  remaining term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates of prepayment on the mortgage loans in the related  loan group under a variety of  scenarios.  Any  difference  between the  assumptions  and the actual  characteristics  and performance  of the mortgage  loans,  or actual  prepayment or loss  experience,  will affect the  percentages  of initial  Certificate
Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

         ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                        POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006, together referred to as the pooling and servicing agreement,  among the depositor,  the master servicer,  and Deutsche Bank Trust Company Americas,  as trustee.  Reference is made to the related  base  prospectus  for  important  information  in addition to that  described  herein  regarding  the terms and conditions of the pooling and  servicing  agreement  and the offered  certificates  for each series.  The offered  certificates  of any series will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and paying agent.  The depositor will provide a prospective  or actual  certificateholder  of any series without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and  servicing  agreement  for that series.  Requests  should be addressed to the  President,
Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

         CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint  Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  loans.  The custodian  will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments  and allonges in vaults  located at the  sponsor's  premises in Minnesota.  Only the  custodian  has access to these vaults.  A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

         THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

o             receiving funds from subservicers;
o             reconciling servicing activity with respect to the mortgage loans;
o             calculating remittance amounts to certificateholders;
o             sending remittances to the trustee for distributions to certificateholders;
o             investor and tax reporting;
o             coordinating loan repurchases;
o             oversight of all servicing activity, including subservicers;
o             following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
o             approval of loss mitigation strategies;
o             management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
o             providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

              The  master  servicer  may,  from  time to time,  outsource  certain  of its  servicing  functions,  such as  foreclosure management,  although any such outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement-Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o             communicating with borrowers;
o             sending monthly remittance statements to borrowers;
o             collecting payments from borrowers;
o             recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their  loans  (i.e.  repayment  plan, modification, foreclosure, etc.);
o             accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
o             accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o             accurate and timely reporting of negative amortization amounts, if any;
o             paying escrows for borrowers, if applicable;
o             calculating and reporting payoffs and liquidations;
o             maintaining an individual file for each loan; and
o             maintaining  primary  mortgage  insurance  commitments  or  certificates  if  required,  and filing any primary  mortgage insurance claims.

         Homecomings  Financial  Network,  Inc. The subservicing  agreement  between the Master Servicer and Homecomings  provides that
Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings  is a Delaware  corporation  and has been  servicing  mortgage  loans  secured by first liens on one-to  four-family  residential  properties  since 1996.  Homecomings  was incorporated  as a wholly-owned  subsidiary of Residential  Funding  Corporation in 1995 to service and originate  mortgage  loans.  In
1996,  Homecomings  acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings  acquired
Capstead  Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,
Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal balance of $25 billion with 20% being subprime.
The three  servicing  locations  were  integrated  onto one  servicing  system/platform  by the end of 2001  becoming  one of the first servicing  operations to service all loan products on one  servicing  system.  The  operations of each of the acquired  companies  have been  integrated  into  Homecomings'  servicing  operations.  Approximately  85% of the mortgage  loans  currently  master  serviced by
Residential Funding Corporation are subserviced by Homecomings.  As of December 31, 2005,  Homecomings serviced  approximately  782,000 mortgage loans with an aggregate  principal balance of approximately  $104 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans secured by more junior second liens on residential  properties,  and  mortgage  loans made to  borrowers  with  imperfect  credit  histories,  and  subprime  mortgage  loans.
Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage loans that have been  serviced  by third  parties is  transferred  to  Homecomings.  Homecomings'  servicing  activities  have  included  the activities specified above under "--Subservicer responsibilities".

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If Homecomings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans  serviced by Homecomings  for the past five years. The percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                                    HOMECOMINGS SERVICING PORTFOLIO
FIRST LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2001              2002               2003               2004               2005
Prime Mortgages(1)           $25,532,458,680    $27,343,774,000    $29,954,139,212    $31,943,811,060    $44,570,851,126
Non-Prime Mortgages(2)       $17,039,860,699    $27,384,763,000    $39,586,900,679    $44,918,413,591    $52,102,835,214
Total                        $42,572,319,379    $54,728,537,000    $69,541,039,891    $76,862,224,651    $96,673,686,340
Prime Mortgages(1)                    59.97%             49.96%             43.07%             41.56%             46.10%
Non-Prime Mortgages(2)                40.03%             50.04%             56.93%             58.44%             53.90%
Total                                100.00%            100.00%            100.00%            100.00%            100.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)                   (6.30)%              7.09%              9.55%              6.64%             39.53%
Non-Prime Mortgages(2)                56.49%             60.71%             44.56%             13.47%             15.99%
Total                                 11.62%             28.55%             27.07%             10.53%             25.78%

=======================================================================================================================================
JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2001              2002               2003               2004               2005
Prime Mortgages(1)            $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685     $7,442,264,087
Non-Prime Mortgages(2)                     -                  -                  -                  -                  -
Total                         $8,024,136,313     $7,627,424,000     $7,402,626,296     $7,569,300,685     $7,442,264,087
Prime Mortgages(1)                   100.00%            100.00%            100.00%            100.00%            100.00%
Non-Prime Mortgages(2)                 0.00%              0.00%              0.00%              0.00%              0.00%
PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)                       N/A            (4.94)%            (2.95)%              2.25%            (1.68)%
Non-Prime Mortgages(2)                   N/A                  -                  -                  -                  -
Total                                    N/A            (4.94)%            (2.95)%              2.25%            (1.68)%

FIRST LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS             2001              2002               2003               2004               2005
Prime Mortgages(1)                   133,632            125,209            143,645            150,297            187,773
Non-Prime Mortgages(2)               168,185            257,077            341,190            373,473            394,776
Total                                301,817            382,286            484,835            523,770            582,549
Prime Mortgages(1)                    44.28%             32.75%             29.63%             28.70%             32.23%
Non-Prime Mortgages(2)                55.72%             67.25%             70.37%             71.30%             67.77%
Total                                100.00%            100.00%            100.00%            100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)                   (9.85)%            (6.30)%             14.72%              4.63%             24.93%
Non-Prime Mortgages(2)                38.47%             52.85%             32.72%              9.46%              5.70%
Total                                 11.91%             26.66%             26.83%              8.03%             11.22%

=======================================================================================================================================
JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS             2001              2002               2003               2004               2005
Prime Mortgages(1)                   228,946            217,031            211,585            210,778            199,600
Non-Prime Mortgages(2)                     -                  -                  -                  -                  -
Total                                228,946            217,031            211,585            210,778            199,600
Prime Mortgages(1)                   100.00%            100.00%            100.00%            100.00%            100.00%
Non-Prime Mortgages(2)                 0.00%              0.00%              0.00%              0.00%              0.00%

PERCENTAGE CHANGE FROM PRIOR YEAR(3)
Prime Mortgages(1)                       N/A            (5.20)%            (2.51)%            (0.38)%            (5.30)%
Non-Prime Mortgages(2)                   N/A                  -                  -                  -                  -
Total                                    N/A            (5.20)%            (2.51)%            (0.38)%            (5.30)%
(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

                  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The servicing fees relating to each mortgage loan will be a per annum  percentage of the outstanding  principal  balance of that mortgage loan as set forth in the final term sheet for a class of  certificates.  The  servicing  fees consist of (a)  servicing  fees payable to the master servicer  in  respect  of its  master  servicing  activities  and (b)  subservicing  and  other  related  compensation  payable  to the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The primary  compensation  to be paid to the master  servicer for its master  servicing  activities  will be its servicing fee equal to a per annum  percentage  of the  outstanding  principal  balance of each  mortgage  loan.  As  described  in the related  base prospectus,  a  subservicer  is  entitled  to  servicing  compensation  in a  minimum  amount  equal to a per annum  percentage  of the outstanding  principal  balance of each  mortgage loan  serviced by it. The master  servicer is obligated to pay some ongoing  expenses associated  with the trust for any series and  incurred  by the master  servicer  in  connection  with its  responsibilities  under the related  pooling  and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is  appointed  in certain circumstances,  but may not be increased. See "The Pooling and Servicing  Agreement--Servicing  Compensation and Payment of Expenses" in
the related base prospectus for  information  regarding other possible  compensation  to the master servicer and  subservicers  and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet of any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.05% per annum of the principal balance   Master Servicer
                                             of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the
Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

         REPORTS TO CERTIFICATEHOLDERS

         On each distribution date for any series, a distribution  date statement will be made available to each  certificateholder  of that series setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal
Balance or  Notional  Amount of an  individual  certificate  following  the  payment  and  certain  other  information  relating to the certificates  and the mortgage loans of that series.  The trustee will make the  distribution  date  statement and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other  parties to the pooling and  servicing  agreement  via the  trustee's  internet  website.  See also  "Pooling  and  Servicing
Agreement-Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

         VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust and may be taken by holders of  certificates entitled in the  aggregate to that  percentage  of the voting  rights.  All voting  rights for any series will be  allocated  among all holders of the  certificates  of that series as  described in the pooling and  servicing  agreement  for that  series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the Residual  Certificates  of that series in specified circumstances.

         TERMINATION

         The  circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination;  Retirement
of  Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any  distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans included in the trust  established  for any series is less than 10% of the aggregate  principal  balance of the mortgage loans included in the trust  established  for that series as of the cut-off date for that series,  after  deducting  payments of principal  due during the month of the cut-off date,  either to purchase all remaining  mortgage loans and other assets in the trust for that series,  thereby  effecting early  retirement of the offered  certificates or to purchase, in whole but not in part,  the  certificates.  Any such purchase of mortgage  loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair market value of the related underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any unreimbursed  Advance  attributable to principal,  as of the date of repurchase,  (b) accrued interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the  repurchase  price is  distributed  and (c) in the case of  certificates  related  to a swap  agreement,  any payment related to the early  termination of such swap agreement payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option.  The  optional  termination  price paid by the master  servicer  will also include  certain amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates of any series  relating to any optional  termination  will be paid,  first, to the Class A
Certificates,  second, to the Class M Certificates in the order of their payment priority, third, to the Class B Certificates,  if any, and fourth,  except as set forth in the pooling and servicing  agreement,  to the Class SB  Certificates  and the Class R Certificates.
The proceeds of any such  distribution  may not be  sufficient  to  distribute  the full amount to each class of  certificates  of that series if the purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan. Any such purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus the Accrued  Certificate  Interest  thereon for the immediately preceding  Interest Accrual Period at the  then-applicable  pass-through rate and any previously unpaid Accrued  Certificate  Interest.
Promptly  after the purchase of such  certificates  of any series,  the master  servicer  shall  terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  for  any  series  under  the  circumstances  described  in the two  preceding  paragraphs,  the  holders  of the  offered certificates  of that  series  will be  entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through rate, plus any previously unpaid Accrued  Certificate  Interest.  However,  any Prepayment Interest  Shortfalls  previously  allocated to the certificates of that series will not be reimbursed.  The offered  certificates  will not receive the amount of any Basis Risk Shortfall or Basis  Risk  Shortfall  Carry  Forward  Amount in  connection  with any such  purchase  of the  offered  certificates  by the master servicer.  In addition,  distributions  to the holders of the most  subordinate  class of certificates  outstanding  with a Certificate
Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

         THE TRUSTEE

         The trustee under the pooling and servicing  agreement (as described  below),  is a national  banking  association.  Unless an event of default has occurred and is continuing  under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is  continuing  under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers  vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master servicer,  and use the same degree of care and skill in their  exercise  as a prudent  investor  would  exercise  or use under the  circumstances  in the  conduct of such investor's  own affairs.  Subject to certain  qualifications  specified  in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                               LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings  involving the mortgage loans or Residential Funding Corporation,  as sponsor and master  servicer,  Residential  Accredit  Loans,  Inc. as depositor,  the trust as the issuing entity,  or Homecomings,  as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and  Homecomings  are  currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations in relation to the mortgage loans. No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate,  would not have a material adverse impact on Residential  Funding or Homecomings.  Any such unfavorable outcome could adversely  affect the ability of Residential  Funding  Corporation  or Homecomings to perform its servicing  duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  will render an opinion to the effect that,  assuming compliance with all provisions of the pooling and servicing  agreement,  for federal income tax purposes, the trust, exclusive of a yield maintenance agreement,  swap agreement or other derivative instrument,  if applicable,  will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

o        the Class R Certificates will represent ownership of the sole class of "residual interests" in each REMIC; and

o        each class of offered  certificates and the Class SB Certificates will represent  ownership of "regular interests" in a REMIC, will generally be treated as debt instruments of that REMIC and, if applicable,  will also represent the right to receive payments from a reserve fund, which consists of certain distributions from Excess Cash Flow and, if applicable,  payments under the yield maintenance agreement.

              See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  the  offered  certificates  may be treated as having  been  issued  with  original  issue discount.  The prepayment  assumption that will be used in determining the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination the  mortgage  loans will  prepay at a rate equal to 100% of the  prepayment  assumption  used to price the  offered  certificates.  No representation  is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income Tax
Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC  Regular  Certificates--Original  Issue  Discount" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the related base  prospectus  results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the  certificateholder  will be  permitted  to offset that  negative  amount only  against  future  original  issue  discount,  if any, attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate may be able to select a method for recognizing  original issue discount that differs from that used by the master servicer in preparing  reports to the certificateholders and the Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated for federal  income tax purposes as having been issued at a premium.
Whether any holder of one of those classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on the  certificateholder's  purchase price and the  distributions  remaining to be made on the  certificate at the time of its acquisition by the  certificateholder.  The use of a zero prepayment  assumption may be required in calculating the amortization of premium.  Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding the  possibility of making an election to amortize  such  premium.  See  "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Regular
Certificates" and "--Premium" in the related base prospectus.

         Each holder of an Adjustable Rate Certificate is deemed to own an undivided  beneficial  ownership interest in a REMIC regular interest and a right to receive  payments from a reserve fund with respect to Basis Risk Shortfall Carry Forward  Amounts.  The reserve fund will  consist of a portion of excess cash flow and amounts  received  under the interest  rate cap  agreements.  The  treatment of amounts received by the holder of an Adjustable Rate  Certificate  under such  certificateholder's  right to receive payments under the reserve fund will depend on the portion,  if any, of such offered  certificateholder's  purchase  price  allocable  thereto.  Under the
REMIC  regulations,  each holder of an Adjustable Rate Certificate  must allocate its purchase price for that  certificate  between its undivided  interest in the REMIC regular  interest and its undivided  interest in the right to receive certain payments with respect to
Basis Risk  Shortfall  Carry  Forward  Amounts in  accordance  with the  relative  fair  market  values of each  property  right.  Such allocations  will be used for, among other things,  purposes of computing any original issue discount,  market discount or premium,  as well as for  determining  gain or loss upon  disposition.  It is intended that certain  payments made to the holders of the  Adjustable
Rate  Certificates  with respect to Basis Risk  Shortfall  Carry  Forward  Amounts be treated as includible in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance  with, the tax regulations  relating to notional  principal contracts.  In the case of  non-corporate  holders of the offered  certificates,  the amortization of the purchase price may be subject to  limitations  as an itemized  deduction,  and may not be useable at all if the taxpayer is subject to the  alternative  minimum tax.
However,  regulations  have recently been proposed that modify the taxation of notional  principal  contracts  that contain  contingent nonperiodic  payments.  As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve  fund.  The OID  regulations  provide that the trust's  determination  of the issue price of the REMIC  regular interest is binding on all holders unless the holder  explicitly  discloses on its tax return that its allocation is different from the trust's allocation.

         Under the REMIC  regulations,  the master  servicer is required to account  for the REMIC  regular  interest  and the right to receive  payments with respect to Basis Risk  Shortfall  Carry Forward  Amounts as discrete  property  rights.  It is possible that the right to receive  payments with respect to the reserve fund could be treated as a partnership  among the holders of the Adjustable Rate
Certificates  and Class SB  Certificates,  in which case holders of the Adjustable  Rate  Certificates  would be subject to potentially different  timing of income and foreign  holders of such  certificates  could be subject to withholding in respect of any payments with respect to the reserve fund.  Holders of the Adjustable Rate  Certificates are advised to consult their own tax advisors  regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their certificates.
Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However,  such regulations  specifically disallow integration of debt instruments subject to
Section  1272(a)(6) of the Internal  Revenue Code.  Therefore,  holders of the Adjustable Rate  Certificates  will be unable to use the integration method provided for under such regulations with respect to such certificates.

         To the extent that the right to receive payments with respect to the reserve fund are  characterized as a "notional  principal contract" for federal income tax purposes,  upon the sale of an Adjustable Rate Certificate,  the amount of the sale proceeds allocated to the selling  certificateholder's  right to receive such payments  would be  considered a  "termination  payment"  under the notional principal  contract  regulations  allocable to the related  certificate.  A holder of an Adjustable Rate Certificate would have gain or loss from such a termination  of the right to receive  payments equal to (i) any  termination  payment it received or is deemed to have received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon  entering  into or acquiring  its  interest  in the right to receive  payments  under the reserve  fund.  In  addition,  this  calculation  may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments from the reserve fund.

         Gain or loss  realized upon the  termination  of the right to receive  certain  payments with respect to the reserve fund will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section
582(c) would likely not apply to treat such gain or loss as ordinary.

         This  paragraph  applies to the  portion of each  offered  certificate  exclusive  of any rights in respect to  payments  with respect to Basis Risk Shortfall Carry Forward  Amounts.  That portion of the offered  certificates  will be treated as assets described in Section  7701(a)(19)(C)  of the Internal  Revenue Code and "real estate assets" under Section  856(c)(4)(A) of the Internal  Revenue
Code generally in the same  proportion  that the assets of the REMIC  underlying  the  certificates  would be so treated.  In addition, interest on the offered  certificates,  exclusive of any interest  received with respect to Basis Risk Shortfall Carry Forward Amounts, will be treated as "interest on obligations  secured by mortgages on real property" under Section  856(c)(3)(B) of the Internal Revenue
Code generally to the extent that those  certificates  are treated as "real estate assets" under Section  856(c)(4)(A)  of the Internal
Revenue  Code.  Moreover,  the  specified  portion of the offered  certificates  will be  "qualified  mortgages"  within the meaning of
Section  860G(a)(3)  of the  Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest in that REMIC.  However,  prospective  investors in offered  certificates  that will be generally  treated as assets described in Section  860G(a)(3) of the Internal  Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate  pursuant to the right of the master servicer to repurchase the offered  certificates  may adversely  affect any REMIC that holds the offered  certificates  if the repurchase is made under  circumstances  giving rise to a prohibited  transaction tax under the
Internal Revenue Code. See "Pooling and Servicing  Agreement--Termination"  in this term sheet  supplement and "Material  Federal Income
Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.  As noted above,  each holder of an Adjustable Rate  Certificate  will be required to allocate a portion of the purchase  price paid for its  certificates  to the right to receive  certain  payments with respect to the reserve fund.
The value of the right to receive any such  payments  under the reserve  fund is a question of fact which could be subject to differing interpretations.  Because the right to receive such payments  under the reserve fund is treated as a separate  right of the  Adjustable
Rate  Certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such  certificateholder  that is a mutual savings bank,  domestic  building and loan association,  real estate  investment trust, or real estate mortgage  investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

         Any money  deposited into the reserve fund on a distribution  date will be distributed to the  certificateholders  on the same distribution date in accordance with the payment priorities described in this term sheet supplement.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences--REMICs" in the related base prospectus.

         SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of
Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the  transfer  or  acquisition  of some  residual  interests, including  the  Residual  Certificates.  The pooling and  servicing  agreement  includes  other  provisions  regarding  the transfer of
Residual Certificates, including:

o        the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will obtain a similar  affidavit  from any person to whom the  transferee  shall  subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

o        a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate that shall become owned by a disqualified  organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute noneconomic  residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly,  unless no significant  purpose of a transfer is to impede the  assessment  or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the Residual  Certificates.  All transfers of the Residual  Certificates  will be restricted in accordance  with the terms of the pooling and servicing  agreement  that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic residual interests.  See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest  will not be paid,  with an  unreasonably  low cost for the  transfer  specifically  mentioned  as negating  eligibility.  The regulations  generally  apply to transfers of residual  interests  occurring on or after  February 4, 2000,  although  certain of their provisions  apply only to transfers of residual  interests  occurring on or after August 19, 2002.  See  "Material  Federal  Income Tax
Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.

         The Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the earlier  accrual periods  of the  terms  of  the  REMICs that  significantly  exceeds  the  amount  of  cash  distributions  received  by  the  Residual
Certificateholders  from  the  REMICs  with  respect  to  those  periods.  Furthermore,  the tax on that  income  may  exceed  the cash distributions with respect to those periods.  Consequently,  Residual  Certificateholders are encouraged to have other sources of funds sufficient  to pay any federal  income  taxes due in the  earlier  years of each  REMIC's  term as a result of their  ownership  of the
Residual  Certificates.  In  addition,  the required  inclusion of this amount of taxable  income  during the REMICs'  earlier  accrual periods and the  deferral  of  corresponding  tax losses or  deductions  until  later  accrual  periods or until the  ultimate  sale or disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of Section 1091 of the Internal  Revenue Code, may cause the Residual  Certificateholders'  after-tax  rate of return to be zero or negative even if the Residual  Certificateholders'
pre-tax rate of return is positive.  That is, on a present value basis,  the Residual  Certificateholders'  resulting  tax  liabilities could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions  on the Residual  Certificates  over their life.

         The rules for accrual of OID with  respect to certain  classes of  certificates  are  subject to  significant  complexity  and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining  its taxable  income,  any changes required by the IRS in the  application of those rules to the  certificates  may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

         An  individual,  trust or estate  that holds,  whether  directly  or  indirectly  through  pass-through  entities,  a Residual
Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility of, servicing and trustee's fees and other  administrative  expenses properly  allocable to each REMIC in computing the  certificateholder's  regular tax liability  and will not be able to deduct  those  fees or  expenses  to any extent in  computing  the  certificateholder's  alternative
minimum  tax   liability.   See  "Material   Federal   Income  Tax   Consequences--  REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         On May 11, 2004, the IRS issued final  regulations  relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests,  adopting without change the proposed  regulations as described in the related base prospectus.  See "Material Federal Income Tax  Consequences--REMICS--Taxation  of Owners of REMIC Residual  Certificates--General" in
the related base  prospectus.  These  regulations are effective for taxable years ending on or after May 11, 2004.  Holders of Residual
Certificates are encouraged to consult their tax advisors regarding the effect of these regulations.

         The IRS has issued  proposed  regulations  that,  if adopted  as final  regulations,  would  cause the  question  of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Residential  Funding  will be  designated  as the "tax  matters  person"  with  respect  to each REMIC as defined in the REMIC
Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers  of the  Residual  Certificates  are  strongly  advised to consult  their tax  advisors as to the  economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing in the  Residual  Certificates,  see
"Certain Yield and Prepayment  Considerations--Additional  Yield Considerations  Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual  Certificates" in the
related base prospectus.

         PENALTY PROTECTION

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the  conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                                USE OF PROCEEDS

         The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the  underwriters  for any series will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase  the  mortgage  loans  included in the trust established for that series or for general corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of the related  underwriting  agreement for any series, each underwriter set forth in any final term sheet and the  prospectus  supplement  for that  series  with  respect to any class of offered  certificates  of that series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the  depositor  will agree to sell the offered  certificates  of  that  series  identified  in the  final  term  sheet,  except  that a de  minimis  portion  of the  Residual
Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of certificates of any series being sold to an underwriter are referred to as the underwritten  certificates  for that series.  It is expected that delivery of the underwritten certificates  for any series,  other than the Residual  Certificates,  will be made only in book-entry  form through the Same Day Funds
Settlement  System of DTC,  and that the  delivery  of the  Residual  Certificates  for any series  other  than the de minimis  portion retained by Residential  Funding will be made at the offices of the applicable  underwriter on the closing date for that series against payment therefor in immediately available funds.

         In connection with the  underwritten  certificates of any series,  each  underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten certificates of that series if any of that class of underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series  provides that the  obligation  of the  underwriter  to pay for and accept delivery of each applicable  class of the  underwritten  certificates of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and
Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by the applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus supplement for the series.

         The  underwriter  for any  class  of any  series  may  effect  these  transactions  by  selling  the  applicable  underwritten certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts, concessions  or  commissions  from the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the  applicable underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that participate with the underwriter in the  distribution  of the  underwritten  certificates  of any series are also  underwriters  of that series under the Securities Act of
1933.  Any profit on the resale of the  underwritten  certificates  of that series  positioned by an  underwriter  would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no  secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no  assurance  that a secondary market  for the  offered  certificates  of any  series  will  develop  or,  if it does  develop,  that it will  continue.  The  offered certificates will not be listed on any securities exchange.

         If more than one underwriter has agreed to purchase the offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

         The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and
in this term sheet supplement under "Pooling and Servicing  Agreement--Reports  to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional amount of the offered  certificates of that series. There can be no assurance that any additional  information  regarding the offered  certificates of any series will be available through any other source. In addition, the  depositor  is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered certificates for any series, even if a secondary market for the offered certificates becomes available.

                                                                 LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the  depositor  and  Residential
Funding Securities Corporation,  if it is an underwriter of that series, by Orrick,  Herrington & Sutcliffe LLP, New York, New York and
for each underwriter of that series other than  Residential  Funding  Securities  Corporation by Thacher Proffitt & Wood LLP, New York,
New York.

                                                                    RATINGS

         It is a condition of the issuance of the offered  certificates  that each class of offered  certificates  be assigned at least the ratings  designated in the final term sheet for such class of certificates  by one or more rating agencies  including by Standard &
Poor's, a division of The McGraw-Hill  Companies,  Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch
Ratings or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment  stream in the related  mortgage  pool is adequate to make payments  required  under the related  certificates.  Standard &
Poor's rating on the certificates of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual
Certificates only addresses the return of its Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass-through rate.

         The  rating  assigned  by  Moody's  to the  offered  certificates  address  the  likelihood  of  the  receipt  by the  offered certificateholders  of all distributions to which they are entitled under the pooling and servicing agreement.  Moody's ratings reflect its analysis of the  riskiness of the mortgage  loans and the  structure of the  transaction  as described in the pooling and servicing agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the mortgage loans.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage loans.  The rating on the Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

         The ratings do not  address the  likelihood  of the  receipt of any amounts in respect of Basis Risk  Shortfall  Carry-Forward
Amounts.

         The  ratings  do not  address  the  likelihood  that  prepayment  charges  will be paid to holders  of any class  entitled  to prepayment charges.

         The  depositor  has not  requested a rating on the offered  certificates  by any rating  agency other than  Standard & Poor's,
Moody's or Fitch.  However,  there can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior  Certificates or Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  certificates  of that series by the rating  agency or rating  agencies requested by the depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings  initially  assigned to the offered  certificates of any series are subsequently  lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                                LEGAL INVESTMENT

         The offered  certificates  identified in the final term sheet will constitute  "mortgage  related  securities" for purposes of
SMMEA so long as they are rated in at least the second highest rating category by one of the rating  agencies,  and, as such, are legal investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment  and restrict or condition  investment  in mortgage  related  securities  by taking  statutory  action on or prior to
October 3, 1991. Some states have enacted  legislation  which overrides the preemption  provisions of SMMEA.  The remaining  classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered  certificates of any series may be viewed as "complex  securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of the offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities are encouraged to consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                              ERISA CONSIDERATIONS

         Because the  exemptive  relief  afforded by the RFC  exemption  as currently  in effect or any similar  exemption  that may be available will not apply to the purchase,  sale or holding of the offered certificates,  no Class A Certificates or Class M Certificate
or any interest  therein may be acquired or held by any ERISA plan,  any trustee or other person acting on behalf of any ERISA plan, or any other  person  using ERISA plan  assets to effect  such  acquisition  or holding  (each,  a "plan  investor").  Consequently,  each beneficial  owner of a Class A Certificate  or Class M Certificate  or any interest  therein  shall be deemed to have  represented,  by virtue of its  acquisition  or  holding  of that  certificate  or  interest  therein,  that it is not a plan  investor.  If any Class A
Certificate or Class M Certificate or any interest therein is acquired or held in violation of these  restrictions,  the next preceding permitted  beneficial owner will be treated as the beneficial owner of that Class A Certificate or Class M Certificate,  retroactive to the date of transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any such certificate or interest therein was effected in violation of these  restrictions  shall indemnify and hold harmless the depositor,  the trustee,  the  underwriters,  the master  servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims, costs or expenses incurred by those parties as a result of that acquisition or holding.